Exhibit 10.19

APPLETON PAPERS

RETIREMENT SAVINGS AND

EMPLOYEE STOCK OWNERSHIP

PLAN

(As Amended Through September 19, 2006)

APPLETON PAPERS RETIREMENT SAVINGS AND

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended Through September 19, 2006)

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS		6
1.1	ACP	6
1.2	Actual Contribution Ratio	6
1.3	Actual Deferral Ratio	6
1.4	ADP	7
1.5	Affiliate	7
1.6	Annual Additions	7
1.7	Bargaining Unit Employee	8
1.8	Beneficiary	8
1.9	Closing Date	8
1.1	Code	9
1.11	Combined Account	9
1.12	Committee	9
1.13	Company	9
1.14	Company Stock	9
1.15	Compensation	10
1.16	Covered Compensation	10
1.17	Date of Employment	10
1.18	Date of Severance	10
1.19	Disability	11
1.2	Elective Account	11
1.21	Elective Contributions	11
1.22	Elective Deferrals	11
1.23	Employee	11
1.24	Entry Date	12
1.25	ERISA	12
1.26	ESOP Accounts	12
1.27	ESOP Cash Account	12
1.28	ESOP Component	12
1.29	ESOP Elective Account	12
1.3	ESOP Loan Account	13
1.31	ESOP Matching Account	13
1.32	ESOP Profit Sharing Account	13
1.33	ESOP Rollover Account	13
1.34	ESOP Stock Account	13
1.35	ESOP Transfer Account	13
1.36	Exempt Loan	14
1.37	FMV of Company Stock	14
1.38	Former Participant	14
1.39	Fund	14
1.4	HCE	14
1.41	Hour of Service	15
1.42	Independent Appraiser	15
1.43	Investment Fund	16
1.44	Limitation Year	16
1.45	Matching Account	16
1.46	Matching Contributions	16
1.47	MSP	16
1.48	Non-ESOP Accounts	16
1.49	Non-ESOP Component	16
1.5	Non-ESOP Loan Account	16
1.51	NHCE	17
1.52	Participant Loan	17
1.53	Participant	17
1.54	Pay Period; Pay Date	17
1.55	Period of Service	17
1.56	Period of Severance	17
1.57	Plan	18
1.58	Plan Administrator	18
1.59	Plan Year	18
1.6	Profit Sharing Account	18
1.61	Profit Sharing Contribution	18
1.62	Related Company	19
1.63	Retirement	19
1.64	Rollover Account	19
1.65	Rollover Contribution	19
1.66	Savings Percentage	19
1.67	Service	20
1.68	Suspense Account	20
1.69	Temporary Employee	20
1.7	Trust Agreement	20
1.71	Trustee	20
1.72	Valuation Date	20
ARTICLE 2: PARTICIPATION		21
2.1	Eligibility	21
2.2	Terms of Participation	21
2.3	Transferred Employees	22
2.4	Reemployment	23
2.5	Bargaining Unit Employees	23
2.6	Leased Employees	23
2.7	Adoption by Affiliate	24
ARTICLE 3: COMPANY CONTRIBUTIONS		24
3.1	Matching Contributions	24
3.2	Discretionary Profit Sharing Contribution	26
3.3	Time and Medium of Payment of Contributions; Allocation Rules	26

3.4	Reinstatements	27
3.5	Contributions Conditioned on Deductibility	28
3.6	Rollover Contributions	28
3.7	Prohibited Allocations of Stock in an S Corporation	29
ARTICLE 4: VESTING		29
4.1	Fully Vested Accounts	29
4.2	Accounts Subject to Vesting Schedule	29
4.3	Special Vesting Rules	29
ARTICLE 5: LIMITATIONS ON CONTRIBUTIONS		30
5.1	Limitation on Elective Deferrals	30
5.2	ADP Limitation	31
5.3	ACP Limitation	33
5.4	Maximum Limitations on Annual Additions	34
5.5	Deduction Limitation	35
ARTICLE 6: THE FUND, INVESTMENTS, AND ACCOUNTING		35
6.1	Trust Fund	35
6.2	Investment Funds in the Non-ESOP Component and the ESOP Component	36
6.3	Participants’ Designation of Investments Funds under the Non-ESOP Component	37
6.4	Participants’ Designation of Investment in Company Stock	37
6.5	Diversification of ESOP Accounts	38
6.6	Reserved	40
6.7	Allocation and Crediting of Employer Contributions	40
6.8	Valuation of Investment Funds and Adjustment of Non-ESOP Accounts	40
6.9	Adjustment of ESOP Accounts	40
6.1	Former Participants and Beneficiaries	42
6.11	Participant Loans	42
6.12	Exempt Loans	45
ARTICLE 7: DISTRIBUTION		48
7.1	Distribution Options for Participants who Retire or Incur a Disability	48
7.2	Distribution Options Upon Death	49
7.3	Distribution Options Upon Termination of Employment/Permanent Layoff	49
7.4	Form of Distributions	50
7.5	Forfeitures	50
7.6	Amount of Distribution	51
7.7	Participant’s Right to Consent to Distributions	51
7.8	Time When Distributions Must Commence	52
7.9	Hardship	56
7.1	Inability to Locate Distributee	58
7.11	Restrictions on In-Service Distributions	58
7.12	Direct Rollovers	58
7.13	Qualified Domestic Relations Orders	59
ARTICLE 8: ADMINISTRATION OF THE PLAN		59

8.1	Appointment of ESOP Committee	59
8.2	Named Fiduciaries	60
8.3	Allocation of Fiduciary and Other Responsibilities	60
8.4	Quorum and Voting; Procedures	61
8.5	Service in Multiple Capacities	61
8.6	Powers and Authority	61
8.7	Powers of Plan Administrator	61
8.8	Powers of Committee	62
8.9	Advisors	63
8.1	Powers Not Exclusive	63
8.11	Limitation of Liability; Indemnity	63
ARTICLE 9: AMENDMENT OF THE PLAN		63
9.1	Amendment	63
ARTICLE 10: TERMINATION OF THE PLAN; MERGER		64
10.1	Termination	64
10.2	Plan Merger	64
ARTICLE 11: LIMITATION OF RIGHTS OF PARTICIPANTS, FORMER PARTICIPANT & BENEFICIARIES		65
11.1	No Employment Rights	65
11.2	Spendthrift Clause	65
11.3	Incompetents	65
11.4	Minors	65
11.5	Doubt as to Identity	66
11.6	Discharge of Liability	66
ARTICLE 12: TOP-HEAVY PROVISIONS		66
12.1	Application of Article 12	66
12.2	Top-Heavy Determination	66
12.3	Reserved	66
12.4	Minimum Contributions	67
12.5	Reserved	67
12.6	Definitions	67
ARTICLE 13: RIGHTS, RESTRICTIONS, AND OPTIONS ON COMPANY STOCK		69
13.1	Right of First Refusal	69
13.2	Put Option	69
13.3	Share Legend; Other Restrictions	70
13.4	Nonterminable Rights	70
ARTICLE 14: VOTING AND TENDERING OF STOCK		70
14.1	Voting of Company Stock	70
14.2	Tendering of Company Stock	71

ARTICLE 15: MISCELLANEOUS		71
15.1	Severability	71
15.2	Captions	71
15.3	Construction	71

APPLETON PAPERS RETIREMENT SAVINGS AND

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended Through September 19, 2006)

INTRODUCTION

Background.  Appleton Papers Inc. (the “Company”) established the Appleton Papers Retirement Savings Plan (the “Plan”) effective January 1, 1985 to provide retirement benefits for its eligible Employees through a tax-qualified retirement benefit plan.

The Plan, as amended from time to time thereafter, was amended and restated in its entirety effective as of January 1, 2001 to enable eligible Employees of the Company and its affiliates to:  (1) accumulate funds for their future security by electing to make cash or deferral contributions and by sharing in employer contributions to the Plan; and (2) acquire stock ownership interests in the Company.  Accordingly, as restated (and renamed the “Appleton Papers Retirement and Employee Stock Ownership Plan”) the Plan contains the following two separate components:

•
A Non-ESOP Component intended to meet the applicable requirements of Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), including a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

•
An ESOP Component that is designed to invest primarily in stock of the Company and that is intended to meet the applicable requirements of Sections 401(a), 409, and 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which also includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

The benefits of Participants who terminated employment prior to the effective date of said restatement shall be determined under the terms of the Plan in effect at their termination of employment.  The Plan has been and continues to be administered and operated in accordance with relevant provisions of the Code and other applicable laws and regulations.

The Plan, as so restated, and as subsequently amended through September 19, 2006, reads as follows.

ARTICLE 1:

DEFINITIONS

In construing the following definitions and the balance of the Plan, the masculine pronoun wherever used includes the feminine, and the singular includes the plural.

1.1	ACP

The term “ACP” (an acronym for Average Contribution Percentage) means, for a specified group of eligible Employees for any Plan Year (i.e., HCEs or NHCEs), the average of the Actual Contribution Ratios (calculated separately for each Employee in the group, and calculated separately for the ESOP and Non-ESOP Components of the Plan).

1.2           Actual Contribution Ratio

(a)	The term “Actual Contribution Ratio” means, for each Employee for any Plan Year, the ratio of:

(1)	the sum of the amount of Matching Contributions actually paid into the Fund on behalf of such Employee for such Plan Year, to

(2)	the Employee’s compensation (within the meaning of Section 414(s) of the Code) for such Plan Year.

(b)
The Actual Contribution Ratio shall be calculated separately based upon the Matching Contributions made on behalf of such Employee for such Plan Year to the ESOP Component and to the Non-ESOP Component and separately for Bargaining Unit Employees.

(c)
The Actual Contribution Ratio for any HCE who is a participant under two or more arrangements described in Code Section 401(k) sponsored by the Company or a Related Company shall be determined as if all such arrangements (except plans that may not be aggregated under applicable regulations) were one such arrangement.

1.3	Actual Deferral Ratio

(a)	The term “Actual Deferral Ratio” means, for each Employee for any Plan Year, the ratio of:

(1)	the sum of the amount of Elective Contributions actually paid into the Fund on behalf of such Employee for such Plan Year, to

(2)	the Employee’s compensation (within the meaning of Section 414(s) of the Code) for such Plan Year.

(b)
The Actual Deferral Ratio shall be calculated separately based upon the Elective Contributions made on behalf of such Employee for such Plan Year to the ESOP Component and to the Non-ESOP Component, and separately for Bargaining Unit Employees.

(c)
The Actual Deferral Ratio for any HCE who is a participant under two or more arrangements described in Code Section 401(k) sponsored by the Company or a Related Company shall be determined as if all such arrangements (except plans that may not be aggregated under applicable regulations) were one such arrangement.

1.4	ADP

The term “ADP” (an acronym for Average Deferral Percentage) means, for a specified group of eligible Employees for any Plan Year (i.e., HCEs or NHCEs), the average of the Actual Deferral Ratios (calculated separately for each Employee in the group, and calculated separately for the ESOP and Non-ESOP Components of the Plan).

1.5	Affiliate

The word “Affiliate” means any Related Company and any corporation or unincorporated trade or business that would be a Related Company if “more than 50%” were substituted for “80%” where “80%” appears in Section 1563(a) of the Code or in the regulations promulgated under Section 414(c) of the Code.

1.6	Annual Additions

(a)	The term “Annual Additions” means the sum credited to a Participant for any Limitation Year of:

(1)	employer contributions,

(2)	Employee contributions,

(3)	forfeitures,

(4)	amounts allocated to an individual medical account (as defined in Section 415(l)(2) of the Code) that is part of a pension or annuity plan maintained by the Company or an Affiliate, and

(5)
amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Company or an Affiliate.

The term Annual Additions shall not include any Rollover Contribution made by a Participant under the Plan.

(b)
In all instances, the determination of a Participant’s Annual Additions for any Limitation Year shall be made in accordance with Code Section 415 and the regulations there under, as amended, the provisions of which are hereby incorporated by reference.

1.7	Bargaining Unit Employee

The term “Bargaining Unit Employee” means an Employee employed primarily to render services within the jurisdiction of a union, where his compensation, hours of work, or conditions of employment are determined by collective bargaining with such union.

1.8	Beneficiary

(a)
The word “Beneficiary” means any person designated in writing by a Participant in accordance with prescribed rules, to receive any distribution in the event of the death of the Participant, or, if no such designation is in effect, then the surviving spouse, or children, or the estate of the Participant in such order of priority.

(b)
Notwithstanding subsection (a) above, a Participant’s sole Beneficiary shall be his surviving spouse (if he has a surviving spouse) unless he has designated another Beneficiary with the written consent of such spouse (which consent shall not be effective unless it acknowledges the effect of such designation and is witnessed by a notary public).  Any change in a Beneficiary designation by a Participant that has the effect of naming a person other than the surviving spouse as sole Beneficiary is subject to the above consent requirement.  Notwithstanding the foregoing, if a Participant establishes to the satisfaction of the Plan Administrator or his delegate that written consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as permitted under applicable law, the spouse whose written consent was unobtainable will be deemed to have consented to any designation or change of Beneficiary.  Any such consent shall be effective only with respect to the spouse who gave or was deemed to have given the consent and shall be irrevocable.

1.9	Closing Date

The term “Closing Date” means the date upon which Buyer (as defined below) purchased from Seller (as defined below) all of the partnership interests in Arjo Wiggins Delaware General Partnership, a Delaware partnership, with all of its subsidiaries including the Company.  “Buyer” collectively means Paperweight Development Corporation (“PDC”), a Wisconsin corporation and New Appleton LLC, a Wisconsin limited liability company owned by PDC.  “Seller” collectively means Arjo Wiggins North America Investments, Ltd., a United Kingdom corporation, and Arjo Wiggins U.S. Holdings, Ltd., a United Kingdom corporation.

1.10           Code

The word “Code” means the Internal Revenue Code of 1986, as amended.

1.11	Combined Account

The term “Combined Account” means the sum of a Participant’s ESOP Accounts and Non-ESOP Accounts.

1.12	Committee

The word “Committee” means the ESOP Committee appointed pursuant to Article 8 of the Plan.

1.13	Company

(a)	The word “Company” means Appleton Papers Inc., a Delaware corporation, and its predecessors and successors in interest, as appropriate.

(b)
The word “Company” also means any subsidiary or other Affiliate of Appleton Papers Inc. that adopts the Plan with the approval of the Board of Directors of Appleton Papers Inc., subject to the provisions of Section 2.7.

(c)
Notwithstanding the foregoing, for purposes of Sections 1.14, 7.4 and 14.2 the word “Company” means Paperweight Development Corp., a Wisconsin corporation, and its predecessor and successors in interest, as appropriate.

1.14	Company Stock

For purposes of the Plan, the term “Company Stock” shall mean common stock issued by the Company that is readily tradable on an established securities market; provided, however, if the Company’s common stock is not readily tradable on an established securities market, the term “Company Stock” shall mean common stock issued by the Company having a combination of voting power and dividend rates equal to or in excess of:  (a) that class of common stock of the Company having the greatest voting power and (b) that class of common stock of the Company having the greatest dividend rights.  Non-callable preferred stock shall be treated as Company Stock for purposes of the Plan if such stock is convertible at any time into stock that is readily tradable on an established securities market (or, if applicable, that meets the requirements of (a) and (b) next above) and if such conversion is at a conversion price that, as of the date of the acquisition by the Plan, is reasonable.  For purposes of the immediately preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion that meets the requirements of the immediately preceding sentence.  Company Stock shall be held under the Trust only if such stock satisfies the requirements of Section 407(d)(5) of ERISA.

1.15           Compensation

(a)
The word ‘Compensation’ means, for any Limitation Year, the total wages, salaries, fees and other amounts received by or made available to a Participant for personal services actually rendered in the course of employment with the Company, as determined under regulations implementing Section 415 of the Code, and shall include, (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amount which is contributed or deferred by the Company at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) or 457.

(b)
Amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

1.16	Covered Compensation

(a)
The term “Covered Compensation” means, for any Plan Year, the regular wages or salary paid by the Company to a Participant for services during such period, including overtime, bonus, sales bonus and similar pay, but excluding any military allowances and all other special payments and determined before any Savings Percentage election made pursuant to Section 2.2 or salary reduction elections under a cafeteria plan under Code Section 125 or a qualified transportation fringe program under Code Section 132(f).

(b)
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Covered Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $220,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.  Annual Covered Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

1.17	Date of Employment

The term “Date of Employment” means the first date on which an Employee performs an Hour of Service.

1.18	Date of Severance

(a)	The term “Date of Severance” means the earlier of:

(1)	the date on which an Employee quits, retires, is discharged or dies, or

(2)	the first anniversary of the first date on which an Employee remains absent from employment with the Company or a Related Company for any reason other than those described in paragraph (1) above.

(b)	Reserved.

1.19	Disability

The term “Disability” means total and permanent physical or mental disability, as evidenced by:  (1) receipt of a Social Security disability pension, (2) receipt of disability payments under the Company’s long-term disability program, or (3) medical proof to the satisfaction of the Plan Administrator.

1.20	Elective Account

The term “Elective Account” means the separate bookkeeping account established for each Participant to which the Elective Contributions made on his behalf and invested under the Non-ESOP Component of the Plan are credited.

1.21	Elective Contributions

The term “Elective Contributions” means amounts contributed by the Company on behalf of a Participant up to 100% of the Participant’s Savings Percentage.  A Participant may designate (in accordance with Sections 6.3 and 6.4) whether his Elective Contributions shall be invested in the ESOP or Non-ESOP Component.

1.22	Elective Deferrals

The term “Elective Deferrals” means Elective Contributions and any other elective deferrals as defined in Section 402(g)(3) of the Code and the regulations there under.

1.23	Employee

(a)	The word “Employee” means any person employed by the Company with the exception of leased employees within the meaning of Section 414(n) of the Code and Temporary Employees.

(b)
For all purposes of the Plan, an individual shall be an Employee of or be “employed” by the Company for any Plan Year only if such individual is treated by the Company as an Employee for purposes of employment taxes and wage withholding for federal income taxes.  If an individual is not considered to be an Employee of the Company for a Plan Year in accordance with the preceding sentence, a subsequent determination by the Company, any governmental agency or court that the individual is a common law employee of the Company, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

1.24	Entry Date

The term “Entry Date” means the first day on which an Employee satisfies the Eligibility requirements set forth in Section 2.1.

1.25	ERISA

The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.26	ESOP Accounts

The term “ESOP Accounts” means all of a Participant’s ESOP Elective Account, ESOP Matching Account, ESOP Rollover Account, ESOP Transfer Account and ESOP Profit Sharing Account.  The Plan Administrator may establish an “ESOP Stock Account,” an “ESOP Cash Account” and an “ESOP Loan Account” as subaccounts.

1.27	ESOP Cash Account

The term “ESOP Cash Account” means the separate bookkeeping account established for each Participant to which the portion of the Participant’s Elective Contribution which is designated for investment in the Company Stock under the ESOP Component of the Plan is credited.

1.28	ESOP Component

The term “ESOP Component” means the portion of the Plan that is intended to constitute an employee stock ownership plan designed to invest primarily in Company Stock and that is intended to meet the applicable requirements of Sections 401(a), 409, and 4975(e)(7) of the Code and Section 407(d)(6) of the ERISA, with a cash or deferred feature designed to satisfy the applicable requirements of Section 401(k) of the Code.

1.29	ESOP Elective Account

The term “ESOP Elective Account” means the separate bookkeeping account established for each Participant to which the Elective Contributions made on his behalf and invested under the ESOP Component of the Plan are credited.

1.30	ESOP Loan Account

The term “ESOP Loan Account” means the separate bookkeeping account established for each Participant to which Participant Loans from the Borrower’s ESOP Accounts are noted.

1.31	ESOP Matching Account

The term “ESOP Matching Account” means the separate bookkeeping account established for each Participant to which the Matching Contributions made on his behalf and invested under the ESOP Component of the Plan are credited.

1.32	ESOP Profit Sharing Account

The term “ESOP Profit Sharing Account” means the separate bookkeeping account established for each Participant to which the Profit Sharing Contributions made on his behalf and invested under the ESOP Component of the Plan are credited.

1.33	ESOP Rollover Account

The term “ESOP Rollover Account” means the separate bookkeeping account established for each Participant to which Rollover Contributions made by the Participant under the ESOP Component of the Plan are credited.

1.34	ESOP Stock Account

The term “ESOP Stock Account” means the separate bookkeeping account established for each Participant to which shares of Company Stock purchased with funds from the Participant’s ESOP Cash Account under the ESOP Component of the Plan are credited.

1.35	ESOP Transfer Account

The term “ESOP Transfer Account” means the separate bookkeeping account established for each Participant to which amounts are transferred from either the Non-ESOP Component of the Plan or the MSP, pursuant to Section 6.4(b).  The Plan Administrator may direct the Trustee to establish different subaccounts in the ESOP Transfer Account to recognize the different types of monies transferred to the ESOP Transfer Account (e.g., 401(k) or Matching Contributions from the Plan, or profit sharing contributions from the MSP).

1.36	Exempt Loan

The term “Exempt Loan” means any loan to the Trustee, including without limitation a loan which is made or guaranteed by a disqualified person (within the meaning of Section 4975(e)(2) of the Code), a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, or an unsecured guarantee or the use of assets of a disqualified person (within the meaning of Section 4975(e)(2) of the Code) as collateral for a loan.

1.37	FMV of Company Stock

The term “FMV of Company Stock” means the fair market value of Company Stock, at a certain date, as determined by the Trustee based on the appraisal of an Independent Appraiser.

1.38	Former Participant

The term “Former Participant” means any former Employee whose interest in the Fund has not been completely distributed pursuant to Article 7.

1.39	Fund

The word “Fund” means the trust fund established by the Trust Agreement as described in Article 6.

1.40	HCE

(a)	The term “HCE” means any Employee who is a highly compensated employee as defined in Section 414(q) of the Code, which includes any Employee who:

(1)	was at any time a 5% owner (as defined in Section 416(i)(1) of the Code) of the Company or a Related Company during the Plan year or the preceding Plan Year;

(2)	for the preceding Plan Year:

(A)
received Compensation from the employer in excess of $100,000 (as adjusted from time to time by the Commissioner for increases in the cost of living in accordance with Section 414(q)(1) of the Code); and

(B)	was in the top paid group of Employees for such preceding year.

(b)	Reserved.

(c)
With respect to a Plan Year being tested, the determination of who is an HCE, including but not limited to the determinations of the number and identity of the Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations there under.

1.41	Hour of Service

(a)	The term “Hour of Service” means:

(1)
each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Related Company.  These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(2)
each hour for which an Employee is paid, or entitled to payment, by the Company or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence; and

(3)
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company.  The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(b)
Hours of service shall be calculated and credited under this Section 1.38 pursuant to Section 2530.200b-2 of the Department of Labor Regulations, incorporated herein by reference, and in accordance with the Family and Medical Leave Act of 1992 and regulations promulgated thereunder

(c)
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

1.42	Independent Appraiser

The term “Independent Appraiser” shall mean an Independent Appraiser as defined in Section 401(a)(28) of the Code, in accordance with the terms of the Trust and the provisions of Section 3(18) of ERISA.

1.43           Investment Fund

The term “Investment Fund” means a portion of the Fund that is separately invested, as more specifically provided in Article 6.

1.44	Limitation Year

The term “Limitation Year” means the calendar year, unless another consecutive twelve-month period is adopted by written resolution of the Company.

1.45	Matching Account

The term “Matching Account” means the separate bookkeeping account established for each Participant to which Matching Contributions made on his behalf and invested under the Non-ESOP Component are credited.

1.46	Matching Contributions

The term “Matching Contributions” means amounts contributed by the Company on behalf of a Participant under Sections 3.1 and 3.2.

1.47	MSP

The term “MSP” means The Appleton Papers Inc. Retirement Medical Savings Plan.

1.48	Non-ESOP Accounts

The term “Non-ESOP Accounts” means the sum of a Participant’s Elective Account, Matching Account, Rollover Account, and Profit Sharing Account.  The Plan Administrator may establish a Non-ESOP Loan Account as a subaccount.

1.49	Non-ESOP Component

The term “Non-ESOP Component” means the portion of the Plan that is intended to constitute a profit sharing plan with a cash or deferred feature designed to satisfy the applicable requirements of Sections 401(a) and 401(k) of the Code.

1.50	Non-ESOP Loan Account

The term “Non-ESOP Loan Account” means the separate bookkeeping account established for each Participant to which loan balances which existed immediately prior to the Closing Date are noted under the Non-ESOP Component of the Plan.

1.51	NHCE

The term “NHCE” (an acronym for Non-Highly Compensated Employee) means any Employee who is not a HCE.

1.52	Participant Loan

The term “Participant Loan” means any loan made to an Employee pursuant to Section 6.11.

1.53	Participant

The word “Participant” means any Employee who has enrolled in the Plan pursuant to Section 2.2. or on whose behalf the Company makes a Profit Sharing Contribution.  “Participant” also means an individual who is a Former Participant.

1.54	Pay Period; Pay Date

The term “Pay Period” means the applicable period for which Covered Compensation is paid.  The term “Pay Date” means the date upon which Covered Compensation applicable to a Pay Period is actually paid.

1.55	Period of Service

The term “Period of Service” means the period commencing on an Employee’s most recent Date of Employment and ending on his next Date of Severance, including any Period of Severance of less than 12 consecutive months.  Service prior to the effective date of this amendment and restatement of the Plan shall be included in an Employee’s Period of Service.

1.56	Period of Severance

(a)
The term “Period of Severance” means the period of time commencing on a Date of Severance and ending on the date on which an Employee again performs an Hour of Service; provided, however, the first twelve (12)-consecutive months of absence from work after a Severance Date shall not be included within a Period of Severance if such absence is for maternity or paternity reasons (as defined below).

(b)	For purposes of this Section 1.56, an absence from work for maternity or paternity reasons means a cessation of active employment (and continuous absence from such employment)

(1)	by reason of the pregnancy of the individual,

(2)	by reason of the birth of a child of the individual,

(3)	by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(4)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.57	Plan

The word “Plan” means the Appleton Papers Retirement Savings and Employee Stock Ownership Plan, an amendment and restatement of the Appleton Papers Retirement Savings Plan, effective as of January 1, 2001.

1.58	Plan Administrator

The term “Plan Administrator” means the individuals designated to act as such by the Committee.  The Committee may appoint different administrators for the ESOP Component and the Non-ESOP Components of the Plan.

1.59	Plan Year

The term “Plan Year” means the calendar year.

1.60	Profit Sharing Account

The term “Profit Sharing Account” means the separate bookkeeping account established for each Participant to which the Profit Sharing Contributions made on his behalf and invested under the Non-ESOP Component of the Plan are credited.

1.61	Profit Sharing Contribution

The term “Profit Sharing Contribution” means any amounts contributed by the Company on behalf of a Participant under Section 3.3.

1.62           Related Company

(a)	The term “Related Company” means, for an applicable period:

(1)	any corporation that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code and the regulations there under) that includes the Company, or

(2)	any trade or business (whether or not incorporated) that is under common control with the Company, as determined in accordance with Section 414(c) of the Code and the regulations there under, or

(3)	any organization that is a member of an “affiliated service group” (within the meaning of Code Section 414(m) and the regulations there under) that includes the Company, or

(4)	any other entity required to be aggregated with the Company pursuant to regulations promulgated under Section 414(o) of the Code, or

(5)	for purposes of Section 2.3, any group of individuals approved by the Board of Directors of the Company.

(b)	Reserved.

1.63	Retirement

The word “Retirement” means the termination of employment of a Participant on or after the first day of any month coinciding with or following the date such Participant has attained the age of 55 years and has at least ten years of employment service.

1.64	Rollover Account

The term “Rollover Account” means the separate bookkeeping account established for each Employee to which  Rollover Contributions made by the Participant under the Non-ESOP Component of the Plan are credited.

1.65	Rollover Contribution

The term “Rollover Contribution” means all of the amounts contributed by an eligible Employee in accordance with Section 3.7 of the Plan; provided that such amount is an eligible rollover distribution as such term is defined in the Code and applicable regulations.

1.66	Savings Percentage

The term “Savings Percentage” means for any Pay Period the percentage elected by a Participant pursuant to Section 2.2 and in effect for such Pay Period.

1.67	Service

The word “Service” means the aggregate of an Employee’s Periods of Service.

1.68	Suspense Account

The term “Suspense Account” means the account or accounts comprised of unallocated shares of Company Stock maintained in accordance with Section 6.11 hereof.

1.69	Temporary Employee

The term “Temporary Employee” means an individual employed by the Company in a temporary position of definite or indefinite duration to satisfy a special requirement of the Company.

1.70	Trust Agreement

The term “Trust Agreement” means the written agreement or agreements between the Company and the Trustee with respect to the Fund.

1.71	Trustee

The word “Trustee” means the trustee or trustees of the Fund at any time acting under one or more Trust Agreements, as described in Article 6.

1.72	Valuation Date

Other than for Company Stock, the term “Valuation Date” means each day the New York Stock Exchange is open for business or such other times as may be agreed to in writing between the Company and the Trustee.  For Company Stock, the term “Valuation Date” means the semiannual date on which Company Stock is valued by an Independent Appraiser, and such other Valuation Dates as are declared by the Committee.

ARTICLE 2:  PARTICIPATION

2.1	Eligibility

(a)	Each Employee who was previously participating in the Plan shall continue to participate in the Plan, as amended and restated, subject to the terms of the Plan;

(b)	Each Employee who is hired on a full-time basis (other than a Bargaining Unit Employee) shall be eligible to become a Participant as of his or her Date of Employment; and

(c)
An Employee who is a Bargaining Unit Employee shall be eligible to become a Participant on the first day he or she becomes eligible for welfare benefits as determined under the collective bargaining agreement covering such Bargaining Unit Employee.

(d)
Each regular Employee not described in subsections (a), (b) or (c) above shall be eligible to become a Participant on the first day of the calendar year quarter following the first anniversary of his Date of Employment, if he has completed 1,000 Hours of Service within the 12-month period beginning on such Date of Employment.  An Employee subject to this subsection who does not complete 1,000 Hours of Service in that initial 12-month period shall be eligible to become a Participant on the first day of the calendar year quarter next following the close of the first Plan Year in which he completes 1,000 Hours of Service.

2.2	Terms of Participation

(a)
Subject to the limitations set forth herein, an eligible Employee may become a Participant in the Plan by electing a Savings Percentage of any whole percentage of the Participant’s Covered Compensation in an amount not less than two percent (2%) nor more than fifteen percent (15%) of such Covered Compensation; provided that the Company may, in its sole discretion, increase the maximum percentage on a year-by-year basis to the extent permitted by law.  A Savings Percentage election shall be made in writing on a form prescribed and provided by the Plan Administrator, and shall include an agreement by the Employee to reduce his cash remuneration by an amount equal to such Savings Percentage.  In addition, all Employees who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(b)
An Employee’s Savings Percentage election under subsection (a) above shall be effective upon the first Pay Date occurring on or after the Entry Date following the date he files an election form; provided the required form is completed, signed and received by the Company in such form and at such time the Plan Administrator may require.

(c)
A Participant may change the percentage designation of his election as of any Pay Date, and may terminate his election at any time, provided that such Participant notifies the Plan Administrator in such form and at such time as the Plan Administrator may require, but in all events prior to the proposed effective date of such change or termination.  A termination shall take effect as soon as administratively practical after notification is received by the Company, but in no event later than 30 days thereafter.  A Participant who so terminates his election may make a new election as provided in this Section 2.2.

(d)
Notwithstanding any other provision of the Plan, in the event the Plan Administrator is notified (in such form and manner as the Plan Administrator may designate) by a Participant of an error in the implementation of a Savings Percentage election, the Company shall correct such error retroactive to the date implementation normally would have occurred, provided such notice is given not more than thirty (30) days after publication of the first Participant statement by the plan recordkeeper (whether produced electronically or in hard copy) after such error occurs.  A Savings Percentage election that is not implemented, and is not corrected as provided herein, shall be deemed to be null and void, and of no effect whatever.

(e)
The Company shall contribute, on behalf of each Participant who elects to credit to this Plan the payment of certain elective benefit credits under an applicable flexible benefits plan of the Company, if any, 100% of the value of such credits to such Participant’s Elective Account under the Non-ESOP Component.

2.3	Transferred Employees

(a)
Except as provided below in this Section 2.3, each person who is transferred to the Company from a Related Company shall become eligible to enroll as a Participant upon his compliance with the eligibility requirements of Section 2.1 above.

(b)
Periods of employment with a Related Company or a series of Related Companies shall be included in determining an Employee’s compliance with the eligibility requirements for participation in the Plan and for purposes of vesting under Article 4 and for purposes of determining whether the termination of employment of an Employee is a Retirement as the word is defined in Article 1.

(c)
If a Participant is transferred to employment with a Related Company or a series of Related Companies, he shall not be deemed to have retired or terminated his Service or employment for purposes of this Plan until such time as he is employed neither by the Company nor by any Related Company.  Upon Retirement, Disability, death, layoff or termination from service of such a Participant while in the employ of a Related Company, distribution shall be made in accordance with this Plan as if such Participant had been retired, become Disabled, died, been laid off, or terminated his service in the employ of the Company.

(d)	Nothing in this Section 2.3 shall be construed to authorize a Participant to share in contributions under this Plan with respect to remuneration paid to him by a Related Company.

2.4	Reemployment

If an Employee, after terminating employment, shall be rehired by the Company, he shall be eligible to resume participation in this Plan on the first Entry Date after rehire if he had previously become a Participant under the Plan.  Otherwise he shall become a Participant when he complies with the foregoing provisions of this Article 2, by taking into account both his Service prior to termination and his Period of Service after rehire.

2.5	Bargaining Unit Employees

Notwithstanding any other provision of the Plan, Bargaining Unit Employees shall be eligible to participate in this Plan only if the applicable collective bargaining agreement expressly so provides, in which case, participation by a Bargaining Unit Employee shall be only to the extent and on the terms and conditions specified in the collective bargaining agreement covering such individual.

2.6	Leased Employees

(a)
If any person who is not an Employee of the Company provides services to the Company (or a Related Company) on a substantially full-time basis for a period of at least one year, such periods shall be counted as if such person had been an Employee in calculating Hours of Service for purposes of determining eligibility to participate under Section 2.1, and in calculating Service for purposes of vesting under Article 4, but only if:

(1)	such services are provided pursuant to an agreement between the Company and any other person; and

(2)	such services are performed under the primary direction and control of the Company.

(b)	Reserved.

2.7	Adoption by Affiliate

Any subsidiary or other Affiliate of Appleton Papers Inc. that has become a “Company” as provided in Section 1.13(b) is deemed to have designated Appleton Papers Inc. as its agent with respect to amending or terminating the Plan.  Any such action shall be binding on such subsidiary or Affiliate at the time taken.

ARTICLE 3:  COMPANY CONTRIBUTIONS

3.1	Matching Contributions

(a)	Amount of Contribution

Subject to the limitations set forth herein, the Company shall contribute on behalf of each Participant the following amounts:

(1)	Non-Bargaining Unit Employees – A contribution to the Participant’s ESOP Matching Account equal to the sum of:

(A)	100% of the Participant’s Savings Percentage invested under the ESOP Component of the Plan; and

(B)	50% of the Participant’s Savings Percentage invested under the Non-ESOP Component of the Plan.

provided, however, that a Matching Contribution shall only be made on that portion of the Savings Percentage not in excess of 6% of Covered Compensation.

(2)	Bargaining Unit Employees (Appleton):

(A)	100% of the Participant’s Saving Percentage invested under the ESOP Component of the Plan; and

(B)	50% of the Participant’s Savings Percentage invested under the Non-ESOP Component of the Plan,

provided, however, that a Matching Contribution shall only be made on that portion of the Savings Percentage not in excess of 6% of Covered Compensation.  Such Matching Contribution shall be invested in either the ESOP Component or the Non-ESOP Component of the Plan in the same manner as the Participant’s Savings Percentage to which the Matching Contribution relates.

(3)
Bargaining Unit Employees (West Carrollton and Roaring Spring):  A contribution to the Participant’s ESOP Matching Account equal to 100% of the portion of the Participant’s Savings Percentage invested under the ESOP Component of the Plan not in excess of 6% of Covered Compensation.

(4)
Bargaining Unit Employees (employed at Roaring Spring and not receiving a contribution toward retiree medical) will receive a Matching Contribution, in addition to the contribution specified in Section 3.2(a)(2) above, of 50% of the portion of the Participant’s Savings Percentage not in excess of 6% of Covered Compensation.  Such Matching Contribution shall be invested in either the ESOP Component or the Non-ESOP Component of the Plan in the same manner as the Participant’s Savings Percentage to which the Matching Contribution relates.

(5)	Bargaining Unit Employees (Harrisburg):

(A)	100% of the Participant’s Savings Percentage invested under the ESOP Component of the Plan; and

(B)	75% of the Participant’s Savings Percentage invested under the Non-ESOP Component of the Plan.

provided, however, that a Matching Contribution shall only be made on that portion of the Savings Percentage not in excess of 6% of Covered Compensation.  Such Matching Contribution shall be invested in either the ESOP Component or the Non-ESOP Component of the Plan in the same manner as the Participant’s Savings Percentage to which the Matching Contribution relates.

(6)	Bargaining Unit Employees (Kansas City):

(A)	100% of the Participant’s Savings Percentage invested under the ESOP Component of the Plan; and

(B)	80% of the Participant’s Savings Percentage invested under the Non-ESOP Component of the Plan.

provided, however, that a Matching Contribution shall only be made on that portion of the Savings Percentage not in excess of 6% of Covered Compensation.  Such Matching Contribution shall be invested in either the ESOP Component or the Non-ESOP Component of the Plan in the same manner as the Participant’s Savings Percentage to which the Matching Contribution relates.

(b)
The Company may, by resolution of its Board of Directors and in its sole and absolute discretion, increase or decrease the percentage factors set forth above for a given Plan Year, and from year to year, based on profitability or such other reasons that it deems appropriate

(c)
In addition, at or as of the end of each Plan Year, the Company shall contribute on behalf of each Participant who has not received the maximum available Matching Contribution on Elective Deferrals made pursuant to a Savings Percentage election for such Plan Year, an additional Matching Contribution equal to the difference (if any) between (1) the amount of Matching Contribution the Participant would have received under the formulas above if his or her Savings Percentage had been made on a level basis throughout that Plan Year, and (2) the amount previously contributed as a Matching Contribution by the Company for such Plan Year.  Such additional Matching Contribution shall in all events be made in the form of Company Stock.

3.2	Discretionary Profit Sharing Contribution

(a)
Subject to the limitations set forth herein, the Company, in its discretion, may determine whether a Profit Sharing Contribution shall be made to the Non-ESOP Component of the Plan for a Plan Year, and if so, the amount to be contributed.  Such amounts shall be credited to each eligible Participant’s Profit Sharing Account and shall be subject to the Participant’s investment direction under Section 6.3.

(b)
Subject to the limitations set forth herein, the Company, in its discretion, may determine whether a Profit Sharing Contribution shall be made to the ESOP Component of the Plan for a Plan Year, and if so, the amount to be contributed.  Such allocated amounts shall be credited to each eligible Participant’s ESOP Profit Sharing Account subject to the limitations and rules governing the ESOP Component of the Plan.

3.3	Time and Medium of Payment of Contributions; Allocation Rules

(a)	Elective Contributions

(1)	Timing. The Company shall pay Participants’ Elective Contributions over to the Trustee as soon as practicable.

(2)	Medium. The Company shall pay Participants’ Elective Contributions over to the Trustee in cash.

(b)	Matching Contributions

(1)	Timing

(A)
Contributions to the Non-ESOP Component of the Plan shall be made within 60 days following the Pay Date during which the Elective Contributions to which such Matching Contributions relate would have been paid.

(B)
Contributions to the ESOP Component of the Plan shall be made as of the Valuation Date following the Pay Date during which the Elective Contributions to which such Matching Contributions relate would have been paid, and shall be based on the FMV of Company Stock as of the preceding or following Valuation Date (whichever is lower).

(2)
Form of Contribution.  The Company shall make Matching Contributions required under the Non-ESOP Component in the form of Company Stock or cash as determined by the Board of Directors of the Company in its sole discretion.

The Company shall make Matching Contributions required under the ESOP Component in the form of Company Stock or cash, as determined by the Board of Directors of the Company in its sole discretion.

(c)	Profit Sharing Contributions

(1)
Timing.  Profit Sharing Contributions to either the Non-ESOP Component or the ESOP Component of the Plan shall be made by the due date of the Company’s tax return (including extensions) for the year to which such contributions relate.

(2)
Form of Contribution.  The Company shall make any Profit Sharing Contributions under the Non-ESOP Component in the form of cash.  The Company shall make any Profit Sharing Contributions under the ESOP Component in the form of Company Stock or cash to be invested in Company Stock, as determined by the Board of Directors of the Company in its sole discretion.

(3)
Eligibility to Receive an Allocation of Profit Sharing Contribution.  In general, an individual must be (A) eligible to participate in the Plan and (B) employed on the last day of a Plan Year to which a Profit Sharing Contribution relates in order to share in such Profit Sharing Contribution.  However, Participants who cease to be Employees during the Plan Year by reason of death, Disability or Retirement shall be eligible to share in such Profit Sharing Contribution.  In its resolutions declaring a Profit Sharing Contribution to the Plan, the Company may impose other conditions upon eligibility to share in such Profit Sharing Contribution, including without limitation a provision that the Profit Sharing Contribution be allocated only to Participants at a certain division or location.

(4)
Allocation of Profit Sharing Contributions.  Participants eligible to receive an allocation of such Profit Sharing Contribution shall share in such Contribution in proportion to their relative amounts of Covered Compensation for that portion of the Plan Year during which they were eligible to participate in the Plan.

(5)
Special Profit Sharing Contributions.  Notwithstanding paragraphs (3) and (4) above, a special Profit Sharing Contribution of $1,000 shall be allocated to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee (Appleton) when his work area completes the work system redesign conducted during 2005 and 2006 or, if his work area does not participate in a redesign, when all redesigns are complete.

3.4	Reinstatements

In addition to the contributions otherwise provided for in Sections 3.1, 3.2 & 3.3 above, the Company shall contribute such additional amounts as are required for reinstatement of any accounts in accordance with Sections 7.5 and 7.10.

3.5           Contributions Conditioned on Deductibility

Notwithstanding any other provision of the Plan, each contribution by the Company under this Article 3 is expressly conditioned on the deductibility of such contribution under Section 404 of the Code.

3.6	Rollover Contributions

(a)
The Committee may, under uniform rules applied on a consistent and non-discriminatory basis, permit the Trustee to accept Participant Rollover Contributions and/or direct rollovers of distributions from the types of plans specified below; provided, however, that in the opinion of the Committee or its legal counsel, the Rollover Contribution and/or direct rollover of an eligible rollover distribution will not jeopardize the tax-exempt status of the Plan or the Trust or create adverse tax consequences for the Employer:

(1)	Direct rollovers from:

(A)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

(B)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(C)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2)	Participant contributions from:

(A)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

(B)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(C)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3)
The portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be including in gross income.

(4)	The Committee may require such evidence as they deem appropriate to ensure that any such Rollover Contribution to the Plan shall not adversely affect its tax-qualified status.

(b)
In no event shall a Rollover Contribution be made to the Plan in the form of a direct transfer from any tax-qualified plan that is required to provide benefits in the form of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity, as defined in subsections (b) and (c) of Code Section 417.  The Committee may, under uniform rules applied on a consistent and nondiscriminatory basis, permit Participants to direct that a portion of such Rollover Contribution be invested in Company Stock under the ESOP Component of this Plan.

3.7	Prohibited Allocations of Stock in an S Corporation

Notwithstanding any Plan provision to the contrary, no portion of the Plan’s assets attributable to (or allocable in lieu of) employer securities consisting of stock in an S corporation shall, during a nonallocation year, accrue (or be allocated directly or indirectly under any plan of the Company meeting the requirements of Section 401(a) of the Code) for the benefit of any disqualified person.  For this purpose, the terms ‘nonallocation year’ and ‘disqualified person’ shall be defined as set forth in Section 656 of the Economic Growth and Tax Relief Reconciliation Act of 2001.

ARTICLE 4:  VESTING

4.1	Fully Vested Accounts

An Employee’s Elective Account, ESOP Elective Account, Rollover Account, ESOP Rollover Account, and ESOP Transfer Account shall at all times be fully vested and nonforfeitable.

4.2	Accounts Subject to Vesting Schedule

An Employee’s Matching Account and ESOP Matching Account, Profit Sharing Account and ESOP Profit Sharing Account shall be vested in accordance with the following schedule, based on the Employee’s Service:

Service (In Years):	Vesting Percentage
Less than one	0%
One but less than two	20%
Two but less than three	40%
Three but less than Four	60%
Four but less than five	80%
Five or more	100%

4.3	Special Vesting Rules

A Participant’s Matching Account, ESOP Matching Account, Profit Sharing Account and ESOP Profit Sharing Account shall in all events be or become fully vested and nonforfeitable upon the first to occur of the following events:

(a)	Retirement;

(b)	Disability while employed by the Company, a Related Company or an Affiliate;

(c)	Death while employed by the Company, a Related Company or an Affiliate;

(d)	Upon the complete discontinuance of employer contributions to the Plan;

(e)	Upon the complete termination of the Plan; or

(f)	Upon the partial termination of the Plan, if the Participant is affected by such partial termination.

ARTICLE 5:  LIMITATIONS ON CONTRIBUTIONS

5.1	Limitation on Elective Deferrals

(a)
Notwithstanding any other provision of the Plan to the contrary, Elective Deferrals made on behalf of a Participant in any calendar year under the Plan and all plans, contracts or arrangements maintained by the Company or any Related Company shall not exceed $15,000, as such amount may be adjusted in accordance with Code Section 402(g) and the regulations there under, the provisions of which are hereby incorporated by reference.  In the event that the limitation set forth in the preceding sentence is exceeded with respect to any Participant in any calendar year, the Participant shall be deemed to have notified the Committee of such excess amount (hereinafter referred to as “Excess Elective Deferrals”), and such Excess Elective Deferrals, increased by any income and decreased by any losses attributable thereto shall be distributed to the Participant no later than April 15 of the following calendar year.

(b)
If a Participant also participates in any other plans, contracts or arrangements subject to the limitation set forth in Section 5.1(a) above and has made Excess Elective Deferrals for any calendar year under this Plan when combined with all other such plans, contracts or arrangements, the Participant may notify the Committee in writing no later than March 1 of the following calendar year of the amount of Elective Deferrals made under the Plan that constitute Excess Elective Deferrals.  Upon such timely notification by a Participant, the Plan shall distribute such Excess Elective Deferrals, increased by any income and decreased by any losses attributable thereto no later than the April 15 of such following calendar year; provided, however, that in no event may a Participant receive from the Plan a distribution of Excess Elective Deferrals for a calendar year in an amount exceeding the Participant’s total Elective Deferrals under the Plan for such calendar year.

(c)
The determination of the income and loss allocable to Excess Elective Deferrals shall be made in accordance with Code Section 402(g) and the regulations there under, as may be amended from time to time.

(d)
The amount of Excess Elective Deferrals that may be distributed to a Participant for a calendar year pursuant to this Section 5.1 shall be reduced by any Excess Contributions (as defined in Section 5.2(b)) previously distributed with respect to the Participant for the Plan Year beginning with or within such calendar year.  In the event of a reduction under this Section 5.1(d), the amount of Excess Contributions included in the gross income of the Participant and reported as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Section 5.1(d).

(e)
Notwithstanding any other provision of the Plan, to the extent that Excess Elective Deferrals are distributed to a Participant under this Section 5.1, all corresponding Matching Contributions (increased by any income and decreased by any losses attributable thereto), if any, shall be forfeited at the time of such distribution and shall be applied to reduce the Company’s future contributions to the Plan.

(f)
Excess Elective Deferrals and income allocable thereto that are distributed to a Participant in accordance with this Section 5.1 shall not be treated as an Annual Addition to the Participant’s Combined Accounts for purposes of the limitations set forth in Section 5.4.

5.2	ADP Limitation

(a)	Notwithstanding any other provision of the Plan, in each Plan Year, the ADP for the group of eligible HCEs shall satisfy one of the following tests:

(1)	The ADP for the group of eligible HCEs for that Plan Year shall not exceed the ADP for the group of eligible NHCEs for that same Plan Year multiplied by 1.25, or

(2)
The ADP for the group of eligible HCEs for that Plan Year shall not exceed the ADP for the group of eligible NHCEs for that same Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the ADP for the group of eligible NHCEs.

The determination of whether the Plan satisfies the requirements of this Section 5.2(a) shall be made in accordance with Code Section 401(k)(3) and the regulations thereunder (including Section 1.401(k)-1(b) of such regulations), as may be amended from time to time, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith.  The ESOP and Non-ESOP Components of the Plan shall be separately tested under this Section 5.2; and collectively bargained employees shall be disaggregated for testing purposes as required by Treasury Regulations.

(b)           If, during a Plan Year, it is determined that a HCE’s Actual Deferral Ratio would cause the Plan to exceed the maximum permissible ADP specified in Section 5.2(a) above for the Plan Year, then the Plan Administrator may, to the extent necessary to prevent such excess Elective Contributions (“Excess Contributions”) from being contributed to the Plan, reduce the Elective Deferral elections of such eligible HCEs either:

(1)	in increments of one-tenth of one percent (.10%), commencing with the elections by those HCEs with the highest dollar amount of deferrals, or

(2)	in accordance with rules established and uniformly applied by the Plan Administrator that are consistent with all applicable regulations under the Code.

(c)
In the event that the Plan fails to satisfy the requirements set forth in Section 5.2(a) above for any Plan Year, then the Excess Contributions and any income or loss allocable thereto shall be distributed to the HCEs on whose behalf such Excess Contributions were made, to the extent practicable, within two and one-half months following the Plan Year for which such Excess Contributions were made, but in no event later than the close of the Plan Year following the Plan Year in which such Excess Contributions were made.  The determination of the income and loss allocable to Excess Contributions shall be made in accordance with Code Section 401(k) and the regulations there under.

(d)	The amount of Excess Contributions attributable to an individual HCE for a Plan Year shall be calculated and distributed according to the following procedures:

(1)
Step 1:  the total dollar amount of Excess Contributions is determined by reducing the Elective Contributions made on behalf of HCEs in the order of their ADPs, beginning with the highest of such percentages and continuing until one of the tests described in Section 5.2(a) is satisfied.

(2)
Step 2:  the amount determined in Step (1) above shall be distributed beginning with the HCE with the highest dollar amount of Elective Contributions to equal the dollar amount of the HCE with the next highest dollar amount of Elective Contributions and continuing in succeeding order of the HCEs until all Excess Contributions are accounted for as determined in Step (1) above.

(e)
The amount of Excess Contributions to be distributed under this Section 5.2 with respect to HCEs for a Plan Year shall be reduced by the amount of Excess Elective Deferrals previously distributed to the HCE for the calendar year ending with or within the Plan Year.

(f)
Notwithstanding any other provision of the Plan, to the extent that Excess Contributions are distributed to a Participant under this Section 5.2, all corresponding Matching Contributions (increased by any income and decreased by any losses attributable thereto), if any, shall be forfeited at the time of such distribution and applied to reduce the Company’s future contributions to the Plan.

5.3	ACP Limitation

(a)	Notwithstanding any other provision of the Plan, in each Plan Year, the ACP for the group of eligible HCEs shall satisfy one of the following tests:

(1)	The ACP for the group of eligible HCEs shall not exceed the ACP for the group of eligible NHCEs for the Plan Year multiplied by 1.25, or

(2)
The ACP for the group of eligible HCEs shall not exceed the ACP for the group of eligible NHCEs for the Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the ACP for the group of eligible NHCEs.

The determination of whether the Plan satisfies the requirements of this Section 5.3(a) shall be made in accordance with Code Section 401(m) and the regulations thereunder (including, without limitation, Section 1.401(m)-1(b) of such regulations, as may be amended from time to time, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith.  The ESOP and Non-ESOP Components of the Plan shall be separately tested under this Section 5.3, and collectively bargained employees shall be disaggregated for testing purposes as required by Treasury Regulations.

(b)
In the event that the Plan exceeds the limitations set forth in Section 5.3(a) above for any Plan Year, then the excess Matching Contributions (“Excess Aggregate Contributions”) and any income or loss allocable thereto shall, to the extent vested (as determined in accordance with Section 4.2 above), be distributed to the HCEs on whose behalf such Excess Aggregate Contributions were made, to the extent practicable, within two and one-half months following the Plan Year for which such Excess Aggregate Contributions were made, but in no event later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were made.  To the extent that Excess Aggregate Contributions are not vested, such Excess Aggregate Contributions and any income or loss allocable thereto shall be forfeited and applied to reduce the Company’s future contributions to the Plan.  The determination of the income and loss allocable to Excess Aggregate Contributions and the application of forfeited Excess Aggregate Contributions and the income and loss allocable thereto shall be made in accordance with Code Section 401(m) and the regulations there under.

(c)	The amount of Excess Aggregate Contributions attributable to an individual HCE for a Plan Year shall be calculated and distributed according to the following procedures:

(1)
Step 1:  the total dollar amount of Excess Aggregate Contributions is determined by reducing the contributions made on behalf of HCEs in the order of their ACPs, beginning with the highest of such percentages and continuing until one of the tests described in Section 5.3(a) is satisfied.

(2)
Step 2:  the amount determined in Step (1) above shall be distributed, or if such amount is not vested, shall be forfeited, beginning with the HCE with the highest dollar amount of Matching Contributions to equal the dollar amount of the HCE with the next highest dollar amount of Matching Contributions and continuing in succeeding order of the HCEs until all Excess Aggregate Contributions are accounted for as determined in Step (1) above.

5.4	Maximum Limitations on Annual Additions

(a)
Notwithstanding any other provision of the Plan to the contrary, Annual Additions credited under the Plan and all other defined contribution plans maintained by the Company or an Affiliate with respect to each Participant for any Limitation Year shall not exceed the lesser of:

(1)	$40,000, as adjusted from time to time by the Commissioner for increases in the cost of living in accordance with Code Section 415, or

(2)	100% of the Participant’s Compensation for such Limitation Year.

(b)
If the Annual Additions credited under the Plan with respect to a Participant for any Limitation Year exceed the limitations of Section 5.4(a) as a result of the allocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of Elective Deferrals that the Participant may contribute or any other circumstance permitted pursuant to the regulations and rulings promulgated under Code Section 415, then the Elective Contributions made by the Participant for the Limitation Year which constitute excess Annual Additions, and any income allocable thereto, shall be distributed to the Participant.  If, after such distribution, the Annual Additions with respect to the Participant for the Limitation Year still exceed the limitations set forth in Section 5.4(a) above, such excess amounts shall be used to reduce Company contributions for the Participant for the next Limitation Year (and succeeding Limitation Years, as necessary) if the Participant is covered by the Plan at the end of the Limitation Year.  If the Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants, but only to the extent that such allocation or reallocation would not cause the Annual Additions to such Participants to violate the limitations of Code Section 415 for such Limitation Year.  If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated or reallocated before any Company contributions or Elective Contributions which would constitute Annual Additions may be made to the Plan for the Limitation Year (and succeeding Limitation Years, as necessary) in accordance with the rules set forth in Section 1.415-6(b)(6)(i) of the regulations under Section 415 of the Code.  If a suspense account is in effect, it shall share in investment gains or losses.

(c)
If a Participant also participates in any other defined contribution plan or plans maintained by the Company or an Affiliate which are subject to the limitation set forth in Section 5.4(a) above and, as a result, such limitation would be exceeded with respect to the Participant in any Limitation Year, any reduction or other permissible method necessary to ensure compliance with such limitation first shall be made under such other plan or plans in accordance with the terms thereof.  If, after such correction, a further reduction is necessary to ensure that the limitation set forth in Section 5.4(a) above is not exceeded, Annual Additions credited under the Plan with respect to the Participant shall be reduced in accordance with the provisions of this Section 5.4.

(d)	Reserved.

(e)
The determination of whether the Plan satisfies the requirements of this Section 5.4 with respect to a Participant shall be made in accordance with Code Section 415 and the regulations there under, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith.

5.5	Deduction Limitation

(a)
In no event shall the contributions for any Plan Year, either separately or when combined with the contributions of the Company under all other qualified retirement plans of the Company, exceed the amount allowable as a deduction for Federal income tax purposes.

(b)
If any contribution required to be made pursuant to Article 3 would cause the limitation of subsection (a) above to be exceeded in any Plan Year, then such contribution shall not be made and, to the extent not made, any Participant’s agreement to reduce his cash remuneration in consideration thereof shall be deemed null and void.

ARTICLE 6:  THE FUND, INVESTMENTS, AND ACCOUNTING

6.1	Trust Fund

(a)
The Fund shall be held in trust by one or more Trustees appointed by the Committee under one or more Trust Agreements and shall consist of the contributions of the Company, all investments made therewith and proceeds thereof and all earnings thereon and profits there from, less the distributions which at the time of reference have been made by the Trustee.

(b)	No person shall have any right to or interest in the Fund except as provided in the Plan and the Trust Agreements.

(c)
The Fund shall in no event (within the taxable year or thereafter) be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries (including the payment of the expenses of the administration of the Plan and of the Fund) prior to the satisfaction of all liabilities, except at the Company’s request:

(1)	A contribution that is made by the Company by a mistake of fact may be returned to the Company within one year after the payment of the contribution; or

(2)	A contribution that is conditioned upon its deductibility under Section 404 of the Code pursuant to Section 3.7 may be returned to the Company, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance.

6.2	Investment Funds in the Non-ESOP Component and the ESOP Component

(a)
Upon direction of the Committee, the portion of the Fund constituting the Non-ESOP Component shall be subdivided into Investment Funds that shall be separately invested.  Not less than three of such Investment Funds shall constitute a broad range of investment alternatives, and shall provide a Participant a reasonable opportunity to materially affect the potential return on amounts in such Participant’s Combined Accounts and the degree of risk to which such amounts are subject.  One such investment alternative shall be designated as the “Fixed Income Fund” and shall constitute an income producing, low risk, liquid fund, sub-fund or account, as determined by the Committee (or its delegate).  Such broad range of investment alternatives shall satisfy the following requirements:

(1)	each shall be diversified,

(2)	each shall have materially different risk and return characteristics,

(3)
all of which, in the aggregate, enable the Participant, by choosing among them, to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant, and

(4)	each of which, when combined with investments in the other alternatives, tends to minimize through diversification the overall risk to a Participant’s portfolio.

(b)	The portion of the Fund constituting the ESOP Component shall be invested primarily in Company Stock.

(c)
Notwithstanding the foregoing, any Investment Fund or the ESOP Component may retain such investments of another nature or cash balances as may be needed in order to effect distributions or to meet other administrative requirements of the Plan.

(d)	Contributions received by the Trustee may be invested in short-term investments pending transfer to an Investment Fund.

(e)
Participants shall designate the portion of their Savings Percentage to be invested in the ESOP Component or the Non-ESOP Component.  To the extent a Participant fails to make such a designation, he shall be deemed to have invested his Savings Percentage in the ESOP Component.  Further, if a Participant’s Savings Percentage (i) exceeds 6% of Covered Compensation and (ii) is invested partially under the ESOP Component of the Plan and partially under the Non-ESOP Component of the Plan, for purposes of determining the Matching Contribution to which the Participant is entitled under Section 3.2, contributions to the ESOP Component shall be counted first in determining the amount of the Participant’s contributions eligible to receive a Matching Contribution.

6.3	Participants’ Designation of Investments Funds under the Non-ESOP Component

(a)
Each Participant shall be entitled to designate the percentage of his Elective Contributions invested in the Non-ESOP Component that shall be allocated to each Investment Fund in the Non-ESOP Component.

(b)
Each Participant shall be entitled to designate the percentage of any Company contribution under Section 3 to his Non-ESOP Account that shall be allocated to each Investment Fund in the Non-ESOP Component.

(c)	A Participant who has no designation in effect under Section 6.3 shall be deemed to have allocated his entire Non-ESOP Accounts to the Fixed Income Fund.

(d)
The designation of the allocation of contributions and transfer to the Investment Funds is subject to the procedural rules established by the Plan Administrator from time to time, including the following:

(1)
Designations and transfers shall be made or changed upon such advance notice, and in such form and manner, as the Plan Administrator shall prescribe by written rule established and applied on a uniform and nondiscriminatory basis to all Participants similarly situated.

(2)	Designations made under this Section 6.3 shall continue in effect until changed by filing a new designation in accordance with this Section 6.3.

(3)
Any withdrawals or distributions from a Participant’s Non-ESOP Accounts in the Fund shall be made among the Investment Funds in proportion to the balance of his interest in each separate Investment Fund as of the Valuation Date coinciding with or immediately following the date of that authorized withdrawal or distribution directions are received by the Trustee from the Plan Administrator.

6.4	Participants’ Designation of Investment in Company Stock

(a)
Effective as soon as practicable following the Closing Date, each Participant shall be entitled to designate the percentage of his Elective Contributions that shall be invested in Company Stock under the ESOP Component.

(1)
If no Exempt Loan as described in Section 6.12 is outstanding, to the extent a Participant directs his Elective Contributions to be invested under the ESOP Component of the Plan, such contributions shall be accumulated in a short term interest fund in the ESOP Component of the Plan and shall be converted to Company Stock on a semi-annual basis using the Company Stock value as of the Valuation Date preceding or following the conversion (whichever is lower), and shall be allocated to the Participant’s ESOP Elective Account.  To the extent that the purchase price at the end of the prior valuation period is less than the fair market value on the date of purchase, the shares will be treated as though they were purchased at the end of the prior valuation period and the excess will be considered appreciation on the shares for all purposes of the Plan.

(2)
To the extent necessary to repay interest and principal on an Exempt Loan described in Section 6.12, the Trustee may use Elective Contributions to repay such Exempt Loan, in which case stock from the Suspense Account would be released and allocated to the account of each such Participant making Elective Contributions in an amount not to exceed the amount of such Participant’s Elective Contribution.  If the amount of stock released from the Suspense Account is less than the amount of stock that would have been acquired under Section 6.4(a)(1) with such Participant’s Elective Contribution if no Exempt Loan were outstanding, an amount equal to such difference shall be allocated from other amounts contributed by the Company.  If the amount of stock released from the Suspense Account is greater than the amount of stock that would have been acquired under Section 6.4(a)(1) with such Participant’s Elective Contribution if no Exempt Loan were outstanding, an amount equal to such difference shall be allocated to an interim account and shall be allocated in the same fashion as other Company contributions, provided that all amounts held in such interim account shall be fully allocated on or before the last day of the Play Year during which the interim account was created.

(b)	Special One-Time Election:

(1)
Prior to the Closing Date, each Participant in the Plan shall have the right to make a one-time irrevocable election to transfer, effective as of the Closing Date, all or a portion of his Non-ESOP Accounts under the Plan (other than his Non-ESOP Loan Account, if any) and/or account balance under the MSP to his ESOP Transfer Account.  Such transferred amounts will be invested in stock of PDC Acquisition Corporation, which will become Company Stock immediately after the Closing Date.  Any such investment direction shall be made exclusively in accordance with: (A) the terms, conditions, limitations, and restrictions established by the Plan Administrator (which may include nondiscriminatory provisions for allocating the right to purchase Company Stock in the event that the offers to buy such stock exceeds the amount of such stock available), and (B) the provision of this Plan and the MSP, as applicable.  An election (or failure to elect) as provided above shall be irrevocable.  For the purposes of this investment election, the Participants shall be considered named fiduciaries, as described in Sections 402 and 403 of ERISA.

(2)
Following the effective date of the irrevocable election made by a Participant pursuant to this Section 6.4(b) and the Closing Date, the Participants shall not be able to elect to transfer any portion of their investment in Company Stock held in their ESOP Transfer Accounts, except as provided in Section 6.5.

6.5	Diversification of ESOP Accounts

(a)
Each Participant who has attained age 55 years and has at least ten years of participation in the Plan (measured from the date any account was first established for the Participant under the Plan) or the MSP (if the Participant made a transfer from the MSP as described in Section 6.4(b)) (a “Qualified Participant”) may elect during each of the Participant’s Qualified Election Periods (as defined below) to diversify a portion of the Qualified Participant’s ESOP Accounts balance eligible for diversification (as described below), by transferring the applicable amount to one or more Investment Funds under the Non-ESOP Component.

(1)
The portion of a Qualified Participant’s ESOP Accounts balance subject to diversification shall equal twenty-five percent (fifty percent in the case of the Qualified Participant’s last year of the Qualified Election Period) of the total number of shares of Company Stock allocated to the Participant’s ESOP Accounts (including shares that the Participant previously elected to diversify pursuant to this subsection), less the number of such shares previously diversified pursuant to the Qualified Participant’s election under this subsection.  In any one election, a Qualified Participant may diversify the entire remaining portion of his ESOP Accounts balance eligible for diversification or a part of such diversifiable portion equal to any whole percentage of five percent or more of his ESOP Accounts balance.

(2)
For purposes of this subsection, a “Qualified Election Period” means:  (A) the ninety-day period immediately following the last day of the first Plan Year in which the Participant becomes a Qualified Participant, and (B) the ninety-day period immediately following the last day of each of the five Plan Years immediately following the first Plan Year in which the Participant becomes a Qualified Participant.  Any election made in accordance with subparagraph (A) next above with respect to any Qualified Election Period shall be implemented no later than ninety days after the end of such Qualified Election Period, or as soon as administratively feasible thereafter, and shall be based on the price of the Company Stock as of the most recent Valuation Date.

(3)
The provisions of this subsection shall not apply to any Participant if the value of the Participant’s ESOP Accounts (determined as of the regular Valuation Date immediately preceding the first day on which the Participant would otherwise be entitled to make an election under this subsection) is $500 or less.

(4)
Any amounts distributed in cash or transferred from the Company Stock Fund to one or more of the Investment Funds under this subsection shall not be available for distribution in the form of Company Stock (as otherwise allowed under Article 7).

(b)	Additional Diversification Right

Subject to nondiscriminatory rules established by the ESOP Committee, in each Plan Year a Participant shall have the right to elect to transfer up to 10% of the current value of the Participant’s ESOP Account to his Non-ESOP Account.

6.6	Reserved

6.7	Allocation and Crediting of Employer Contributions

Subject to the provisions of Article 5, Matching Contributions and Profit Sharing Contributions, made under Article 3, in the form of Company Stock or cash, shall be allocated and credited to the ESOP Accounts or Non-ESOP Accounts, as applicable, of each eligible Participant in accordance with the provision of subsection Article 3.  Upon the purchase of Company Stock with cash held in a Participant’s ESOP Cash Account, an appropriate number of shares of Company Stock shall be credited to the Participant’s ESOP Stock Account and the Participant’s ESOP Cash Account shall be charged by the amount of the cash used to purchase the Company Stock for the Participant’s ESOP Stock Account.

6.8	Valuation of Investment Funds and Adjustment of Non-ESOP Accounts

(a)
A Participant’s interest in his Non-ESOP Accounts as of any Valuation Date shall consist of the sum of the fair market values of his then interest in each Investment Fund.  The Plan Administrator shall maintain a record of the amount to the credit of the Non-ESOP Accounts of each Participant in the Fund and in each Investment Fund.

(b)
The Committee may, for administrative purposes, establish unit values for one or more Investment Funds (or any portion thereof) and maintain the Non-ESOP Accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall deem to be fair, equitable and administratively practicable.  In the event that unit accounting is thus established for any Investment Fund, the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

(c)
Each Participant’s interest in each Investment Fund shall be adjusted as of each Valuation Date to reflect his proportionate share of the total net fair market value of such Investment Fund, based upon his Non-ESOP Account balance in such Investment Fund as of the immediately preceding Valuation Date, as adjusted for subsequent additions thereto and distributions or withdrawals there from (including transfers from or to any other Investment Fund), in such manner as the Plan Administrator shall determine in its sole discretion to be fair, equitable, and administratively practicable.

6.9	Adjustment of ESOP Accounts

(a)	Participants’ ESOP Cash Accounts and ESOP Stock Accounts shall be adjusted as follows:

(1)
The Plan Administrator shall credit to the ESOP Cash Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s ESOP Stock Account as of a record date.  Such cash dividends shall be used to purchase shares of Company Stock. The Plan Administrator shall credit an appropriate number of shares of Company Stock to the ESOP Stock Account of such Participant, and the Participant’s ESOP Cash Account shall then be charged by the amount of cash used to purchase such Company Stock for the Participant’s ESOP Stock Account.  For the purposes of this Plan, the term “dividends” shall include both dividends as described in Code Section 316 and all distributions made with respect to the shares of stock of an S corporation.

(2)
As of each Valuation Date, before the allocation of any Elective Contributions, Matching Contributions or Profit Sharing Contributions under Article 3 made in cash to be invested in Company Stock as of such date, any appreciation, depreciation, income, gains or losses in the fair market value of the Participants’ ESOP Cash Accounts shall be allocated among and credited to the ESOP Cash Accounts of Participants, pro rata, according to the amount of such contributions.

As of each Valuation Date, before the allocation of any Elective Contributions, Matching Contributions or Profit Sharing contributions under Article 3 made in Company Stock as of such date, any appreciation, depreciation, income, gains, or losses in the fair market value of the Participants’ ESOP Stock Accounts shall be allocated among and credited to the ESOP Stock Accounts of Participants, pro rata, according to the number of shares of Company Stock allocated to each Participant’s ESOP Stock Account.

(3)
For purposes of the Plan and Trust, the FMV of Company Stock shall be determined by an Independent Appraiser, as of each Valuation Date, in accordance with the terms of the Trust and the provisions of Section 3(18) of ERISA.

(b)
Shares of Company Stock received by the Trustee that are attributable to stock dividends, stock splits or to any reorganization or recapitalization of the Company shall be credited to the Participants’ ESOP Stock Accounts so that the interests of Participants immediately after any such stock dividend, split, reorganization or recapitalization are the same as such interests immediately before such event.

(c)
ESOP Share Records.  The Plan Administrator shall maintain or cause to be maintained records as to the number and cost of shares of Company Stock acquired or transferred by or within the Trust in accordance with the applicable provisions of this Section 6.

(d)	Notwithstanding any other provision of this Plan to the contrary, any Participant who:

(1)	has an ESOP Transfer Account,

(2)	was at least age 55 on the Closing Date, and

(3)	during the four-year period immediately following the Closing Date:

(A)	retires, dies, or incurs a Disability; and

(B)	requests a lump sum distribution from his ESOP Transfer Account shall have the right to sell his shares distributed from the Participant’s ESOP Transfer Account to the Company at a value per share equal to the greater of:  (A) the original purchase price of a share of Company Stock as of the Closing Date, and (B) the then FMV of Company Stock.  The foregoing sentence shall not apply if a Participant requests installment distributions from his ESOP Transfer Account but shall apply if the ESOP Committee, pursuant to its uniform, nondiscriminatory policy for processing distributions and loans from the ESOP Component, converts a Participant’s request for a lump sum distribution into installment payments.

6.10	Former Participants and Beneficiaries

(a)
A Former Participant or Beneficiary who is entitled to installment or other deferred distribution of any interest in the Fund shall be entitled to designate the portion of the Non-ESOP Accounts to be allocated to each Investment Fund in the same manner as prescribed above, as if he were a Participant.

(b)
Such interest in the Fund shall continue to be adjusted in accordance with the provisions of this Article 6 as if the Former Participant or Beneficiary were still a Participant until distribution thereof is completed.

6.11	Participant Loans

(a)
A Participant who is an Employee (“Borrower”) may apply to the Plan Administrator to borrow from the vested portion of the Borrower’s ESOP and Non-ESOP Accounts in the Fund, and the Plan Administrator may direct the Trustee to permit such a Participant Loan distribution.  Any such application must be accompanied by a reasonable origination fee established by the Plan Administrator and charged to all Borrowers on a uniform basis.  Participant Loans shall be made in accordance with the terms, conditions, limitations, and restrictions established by the Committee and the rules of this Plan and shall be available to all eligible Participants on a reasonably equivalent bases.  Participant Loans shall not be made available to HCEs, officers or shareholders in an amount greater than is made available to other Borrowers.

(b)	The following terms and conditions shall apply to Participant Loans:

For Participant Loan Amounts of:	The Maximum Participant Loan Value Available Is:	Participant Loans are Permitted Solely For:
$1,000 - $10,000	50% of the balance in the Plan Component (ESOP or Non-ESOP) from which the Participant Loan is requested.	No restrictions.
$10,001 - $25,000	50% of the balance in the Plan Component (ESOP or Non-ESOP) from which the Participant Loan is requested.	Payment of expenses described in Section 7.9(b).

(c)	All such Participant Loans also shall be subject to the following terms and conditions:

(1)
A Participant Loan may be made in an amount (not less than $1,000) which, when added to the total outstanding balance of all prior Participant Loans to the Borrower under the Plan and loans from other plans of the Company and its Related Companies, does not exceed the lesser of:

(A)	$50,000 reduced by the excess, if any, of:

(i)	the highest total outstanding balance of Participant Loans and other loans from such plans during the one-year period ending on the day before the date such Participant Loan was made, over;

(ii)	the total outstanding balance of Participant Loans and other loans from such plans on the date on which such Participating Loan was made; or

(B)	one-half of the present value of the Borrower’s non-forfeitable accrued benefit under the Plan.

(2)
Each Participant Loan shall be evidenced by a promissory note.  All Participant Loans, other than Principal Residence Loans (as defined below), shall be amortized in substantially level payments, made not less frequently than quarterly, for a period of not less than one (1) year and not more than five (5) years.  Principal Residence Loans shall be amortized in substantially level payments, made not less than frequently than quarterly, for a period of not less than one (1) year and not more than fifteen (15) years.  For this purpose, a Principal Residence Loan is a loan that is made to a Participant to acquire any dwelling unit that, within a reasonable time is to be used (determined at the time the Principal Residence Loan is made) as the principal residence of the Participant.  A Borrower requesting a Principal Residence Loan for a term extending beyond five (5) years shall provide copies of any documents relating to the purchase of such principal residence that the Plan Administrator may deem necessary to verify that the proceeds of such Principal Residence Loan will be used as specified above.

(3)	A Participant Loan shall be adequately secured by the Borrower’s vested ESOP or Non-ESOP Account balances (as applicable) in the Plan.

(4)
A Participant Loan shall bear a reasonable rate of interest, as established by the Plan Administrator, which provides a return commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

(5)	Repayment will be made by means of payroll deductions from the Borrower’s salary. A Borrower may repay an outstanding Participant Loan in full at any time without penalty.

(6)
A Participant Loan may be taken out no more than once in any twelve-month period from each Component of the Plan and a Borrower may have no more than one Participant Loan outstanding from each Component (ESOP and Non-ESOP) of the Plan at any one time; provided, however, that the foregoing restrictions of no more than one Participant Loan shall not apply to Participant Loans originated prior to the Closing Date.  Notwithstanding the foregoing, in no event shall a Borrower who has prepaid a Participant Loan be permitted to receive another Participant Loan from the Plan for three (3) months from the date of such prepayment.

(7)
A Participant must take a Participant Loan from the Non-ESOP Component of the Plan before taking a Participant Loan from the ESOP Component of the Plan.  Participant Loans from the ESOP Component may be requested at specific times identified by the ESOP Committee and intended to coincide with the Valuation Dates for Company Stock.  Participant Loans from the ESOP Component are subject to the approval of the ESOP Committee, pursuant to its uniform, nondiscriminatory policy for processing distributions and loans from the ESOP Component.

(8)	A reasonable annual administrative fee may be charged for each year that a Participant Loan is outstanding.

(9)
A Participant Loan shall become immediately due and payable in full upon a Borrower’s Retirement, death, separation from service due to Disability or termination of employment.  If the Participant Loan is not paid in full within 30 days of the occurrence of any one of the foregoing events, the Plan Administrator shall foreclose on the Participant Loan in order to collect the full remaining outstanding Participant Loan balance or shall make such other arrangements with the Borrower as the Plan Administrator deems appropriate.  Upon default, an actual reduction of the Borrower’s Elective Account or ESOP Elective Account under the Plan shall not be effected until occurrence of a distributable event under Code Section 401(k)(2)(B), and no rights against the Borrower or the security for such Participant Loan shall be deemed waived by the Plan as a result of such delay.

(10)
Interest on and repayments of the principal of a Participant Loan shall be allocated to the Component (ESOP or Non-ESOP) from which the Participant Loan was made and, within such Component, shall be invested in the same manner as Elective Contributions.

(d)
Proceeds for a Participant Loan under the Non-ESOP Component of the Plan shall be made in proportion to the balance of his interest in each separate Investment Fund as of the Valuation Date coinciding with or immediately following the date that authorized Participant Loan processing directions are received by the Trustee from the Plan Administrator.

(e)
The Plan Administrator may adopt additional written procedures with respect to Participant Loans made pursuant to this Section 6.11, provided that such procedures do not conflict with the terms of the Plan or applicable law.

6.12	Exempt Loans

(a)
The Committee may direct the Trustee to obtain an Exempt Loan and use the proceeds of such Exempt Loan either to purchase Company Stock or to repay interest and/or principal on a prior Exempt Loan.  Any such Exempt Loan shall meet all requirements necessary to constitute an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants (and their Beneficiaries).  The number of years to maturity under the Exempt Loan must be definitely ascertainable at all times.  The proceeds of any such Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Company Stock, repay the Exempt Loan, or repay any prior Exempt Loan.  Any such Exempt Loan shall provide for no more than a reasonable rate of interest, as determined under Treasury Regulation Section 54.4975-7(b)(7) and must be without recourse against the Plan except as hereinafter provided.  The only assets of the Plan that may be given as collateral for an Exempt Loan are shares of Company Stock acquired with the proceeds of the Exempt Loan and shares of Company Stock that were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.  All such Company Stock acquired with the proceeds of an Exempt Loan, whether or not pledged, shall be placed in the Suspense Account.  No person entitled to payment under an Exempt Loan shall have recourse against assets of the Plan other than such shares in the Suspense Account pledged as collateral, Company contributions and Elective Contributions that are available under the Plan to meet obligations under the Exempt Loan, and earnings attributable to such collateral and such Company contributions and Elective Contributions.  Any pledge of Company Stock must provide for the release of shares so pledged, as provided below, upon the payment of any portion of the Exempt Loan.

For each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released from the Suspense Account shall be determined by multiplying the number of encumbered securities held immediately before release for the current Plan Year by a fraction, the numerator of which shall be the amount of principal and interest paid for the year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the Exempt Loan for all future years, or by any other method permitted by the Code or regulations promulgated thereunder.  Such years will be determined without taking into account any possible extension or renewal periods.  In the event such interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

The Committee may, in its discretion, elect at the time an Exempt Loan is entered into, in lieu of the provision in the preceding paragraph providing for the release of Company Stock from the Suspense Account on the basis of principal and interest paid during the Plan Year, to release Company Stock from the Suspense Account solely with reference to principal payments only, subject to the requirements imposed by Treasury Regulation Section 54.4975-7, specifically including the following three rules as provided in Treasury Regulation Section 54.4975-7(b)(8)(ii):

(1)	The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payment of such amount for 10 years;

(2)	Interest included in any payment is disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and

(3)
These special rules are not applicable from the time that, by reason of a renewal, extension or refinancing of an Exempt Loan, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period and the duration of the new Exempt Loan exceeds ten 10 years.

The Committee reserves the right to extend or reduce the maturity of any Exempt Loan, whether by amendment or refinancing, or to otherwise alter the amortization and level of debt service of an Exempt Loan.  The amortization schedule of each Exempt Loan shall not establish any right on the part of any Participant to the timing of the release of shares of Company Stock from the Suspense Account or the allocation of such shares to any Participant’s ESOP Account.

(b)
All Company contributions and Elective Contributions paid in cash during the Plan Year in which an Exempt Loan is incurred (whether before or after the date the proceeds of the Exempt Loan are received), all Company contributions and Elective Contributions paid thereafter in cash, all earnings attributable to such Company contributions and Elective Contributions, all proceeds of the sale of any Company Stock held in the Suspense Account, and all cash distributions paid to the Plan with respect to Company Stock held in the Plan, or other permissible earnings on such Company Stock, may be available to meet obligations under the Exempt Loan, until the Exempt Loan has been repaid in full.  Payments of principal and interest on any such Exempt Loan during a Plan Year shall be made by the Trustee (as directed by the Committee) only from (1) Company contributions paid in cash, and earnings from such Company contributions made to the Plan to meet the Plan’s obligation under an Exempt Loan and from any earnings attributable to Company Stock held in the Suspense Account (both received during or prior to the Plan Year); (2) the proceeds of a subsequent  Exempt Loan made to repay a prior Exempt Loan; (3) the proceeds of the sale of any Company Stock held in the Suspense Account; (4) cash distributions paid to the Plan with respect to Company Stock held in the Plan; and (5) Elective Contributions.

(c)
In the event that Company contributions and Elective Contributions, by reason of the limitations in Section 5.4, are insufficient to enable the Trust to pay principal and interest on such Exempt Loan as it is due, the Company shall:

(1)
Make an Exempt Loan to the Trust, as described in Treasury Regulation Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet such principal and interest payments.  Such new Exempt Loan shall also meet all requirements of an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii).  Company Stock released from the pledge of the prior Exempt Loan shall be pledged as collateral to secure the new Exempt Loan.  Such Company Stock shall be released from this new pledge and allocated to the ESOP Accounts of the Participants in accordance with the applicable provisions of the Plan; or

(2)
Purchase any Company Stock pledged as collateral in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments.  Any such sale by the Plan shall meet the requirements of Section 408(e) of ERISA; or

(3)	In the case of an Exempt Loan to the Trust from the Company, elect to cause the debt represented by such Exempt Loan to be forgiven in an amount specified in writing by the Company.

(d)
Shares of Company Stock distributed by the Trustee may be subject to a “right of first refusal.”  Such a “right” shall provide that prior to any subsequent transfer, the shares shall first be offered in writing to the Plan and then, if refused by the Plan, to the Company at a price equal to the greater of (1) the then fair market value of such shares of Company Stock as determined in good faith by the Committee from time to time, or (2) the purchase price offered by a buyer, other than the Company or Trustee, making a good faith arms-length (as determined by the Committee) offer to purchase such shares of Company Stock.  The Plan or the Company, as the case may be, may accept the offer as to part or all of the Company Stock at any time during a period not exceeding fourteen (14) days after receipt of such offer by the Trust, on terms and conditions no less favorable to the stockholder than those offered by the independent third party buyer.

(e)
If shares of Company Stock acquired with the proceeds of an Exempt Loan by the Trust are not publicly traded within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iv) or, if publicly traded, are subject to a trading limitation (a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security which would make the security not as freely tradable as one not subject to such restriction), they shall be subject to a “put” option at the time of distribution.  The “put” option shall be exercisable by the Participant or Beneficiary, by the donees of either, or by a person (including an estate or its distribute) to whom the Company Stock passes by reason of the Participant’s or

Beneficiary’s death.  The “put” option shall provide that for a period of fifteen (15) months immediately following the date the shares are distributed to the holder of the option, the holder of the option shall have the right to cause the Company, by notifying it in writing, to purchase such shares at their fair market value, as determined by the Committee.  The period during which the “put” option is exercisable shall not include any period during which the holder is unable to exercise such “put” option because the Company is prohibited from honoring it by federal or state law.  The terms of payment for the purchase of such shares of Company Stock shall be set forth in the “put” option.  Such “put” option may provide that if a Participant or Beneficiary exercises the option, the Company, or the Plan if the Plan so elects, will repurchase the Company Stock in five (5) substantially equal annual payments, with the first such installment paid no later than thirty (30) days after exercise of the “put” option.  The Company or the Trust, as the case may be, shall pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.  The protections afforded Participants by Section 6.12(e) are non-terminable.

ARTICLE 7:  DISTRIBUTION

7.1	Distribution Options for Participants who Retire or Incur a Disability

Upon the Retirement or Disability of a Participant, the entire amount to the credit of his Combined Accounts in the Fund shall be eligible to be distributed to him in accordance with his written election made pursuant to the following:

(a)	Non-ESOP Accounts

A Participant who Retires or becomes Disabled may elect, on a form prescribed by the Plan Administrator, to receive distribution of the portion of his Non-ESOP Accounts in a form that provides for:

(1)	payment in an immediate lump sum;

(2)	payment in a deferred lump sum after Retirement or Disability; or

(3)	payment in immediate or deferred annual installments over a term certain not to exceed 10 years.

(b)	ESOP Accounts

Distributions following a Participant’s Disability or Retirement will be made in the distribution options described in paragraph (a) above as selected by the Participant in the form of whole and partial shares of Company Stock, subject to Section 7.4 below, provided, however, that such election shall be subject to the consent of the ESOP

Committee pursuant to its uniform, nondiscriminatory policy for processing distributions and loans from the ESOP Component.

(c)	Additional Rules

(1)	Any payments made under this Section 7.1 shall be made as soon as practicable after the date such form is received by the Plan Administrator.

(2)	Upon the death of a Former Participant, any remaining balances in his Combined Accounts, including unpaid installments, shall be distributed as provided in Section 7.2.

(3)
An election to receive installment distributions as described in subsection (a)(3) above may be commuted into a single sum payment at any time by the Participant or Beneficiary, as applicable, upon written notice to the Plan Administrator.

7.2	Distribution Options Upon Death

Upon the death of a Participant prior to his Retirement or other termination of employment with the Company or a Related Company, or upon the death of a Former Participant prior to the complete distribution of his Combined Accounts, the Participant’s Beneficiary may elect to have the Participant’s Combined Account, distributed in accordance with Section 7.1 at any time that complies with the requirements of Section 7.8.

7.3	Distribution Options Upon Termination of Employment/Permanent Layoff

(a)	Upon the termination of employment of a Participant for any reason other than Retirement, Disability or death:

(1)	Non-ESOP Accounts

Except as provided in Section 7.7, the entire vested amount to the credit of his Non-ESOP Accounts shall be distributed in a lump sum as soon as practicable after termination of employment.

(2)	ESOP Accounts

(A)
The entire amount to the credit of his ESOP Transfer Account shall be eligible to be distributed to him as soon as practicable after his termination of employment in a lump sum in the form of whole and partial shares of Company Stock, subject to Section 7.4 below; provided, however, that a request for an immediate lump sum payment shall be subject to the consent of the ESOP Committee pursuant to its uniform, nondiscriminatory policy for processing distributions and loans from the ESOP Component.

(B)
The entire vested amount to the credit of his ESOP Accounts (other than his ESOP Transfer Account), shall be eligible to be distributed within a reasonable time following the close of the Plan Year which is not later than the fifth Plan Year following the Plan Year in which the Participant terminated employment in a lump sum in the form of whole and partial shares of Company Stock, subject to Section 7.4 below; provided, however, that a request for an immediate lump sum payment shall be subject to the consent of the ESOP Committee pursuant to its uniform, nondiscriminatory policy for processing distributions and loans from the ESOP Component.

(b)
For purposes of Section 7.3(a), a termination of employment of a Participant shall include a sale of all or substantially all of the assets used by the Company or an Affiliate in a trade or business or of the sale of the Company’s or an Affiliate’s interest in a subsidiary that results in the Participant’s termination of employment with the Company or an entity that constitutes an Affiliate.

7.4	Form of Distributions

Distributions from the Participants’ Non-ESOP Accounts shall be made in cash. Distributions from the Participants’ ESOP Accounts shall be made in shares of Company Stock; provided, however, if the Company’s charter or bylaws restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust or if the Company has elected to be taxed as an “S corporation,” the Participants’ ESOP Accounts will be distributed in cash, or if the Plan Administrator elects, shares of Company stock subject to a requirement that they be sold to the Company immediately upon distribution.

7.5	Forfeitures

(a)
Any unvested portion of a Participant’s Combined Account shall be forfeited upon the Participant’s Date of Severance.  Amounts forfeited from the Combined Accounts of Participants who are not fully vested on their Date of Severance shall be applied to reduce the next succeeding Company contribution under Article 3.

(b)
If a Participant who is less than 100% vested in his Combined Account ceases to be an Employee and, as a result, receives a distribution from the Plan in an amount that is less than the present value of the Participant’s accrued benefit under the Plan, the portion of the Participant’s Combined Account that was forfeited pursuant to paragraph 7.5(a) above shall be restored to the Participant’s ESOP Accounts or Non-ESOP Accounts, as applicable, if the Participant is re-employed by the Company or a Related Company prior to incurring five consecutive Periods of Severance and repays to the Plan the full amount of such distribution prior to the occurrence of the earlier of 5 years after the first date on which the Participant is subsequently re-employed; or the date the Participant incurs 5 consecutive one-year Periods of Severance.  Such reinstatement shall be provided by an additional contribution by the Company for the Plan Year in which such reinstatement occurs.

(c)
If a Participant incurs five consecutive one-year Periods of Severance, the vested portion of the Participant’s Combined Account attributable to service prior to such Periods of Severance shall not be increased as a result of any service after such Periods of Severance.

7.6	Amount of Distribution

After a Participant’s Date of Severance has occurred, and pending complete distribution of the Participant’s Combined Account balances, the Participant’s Combined Accounts will be held under the Plan and will be subject to adjustment under Article 6.

The amount of any distribution to be made based on the value of an entire Participant’s Combined Account, or a portion thereof, shall be determined with reference to the value of such Combined Account (or portion thereof) as of the Valuation Date coinciding with or immediately preceding the date that authorized distribution directions are received by the Trustee from the Plan Administrator.

7.7	Participant’s Right to Consent to Distributions

(a)
For the period commencing on the Date of Severance and ending on the date a Participant attains normal retirement age (determined in the same manner as the determination of whether a Participant has retired), if a Participant’s vested Combined Account balance exceeds $5,000 at all times during such period, no portion of his Combined Accounts may be distributed to him without his written consent before he attains normal retirement age (determined in the same manner as the determination of whether a Participant has retired).  Failure to provide consent within thirty (30) days following solicitation of such consent by the Plan Administrator shall be deemed to be an election to defer such distribution to as soon as practicable following the earliest to occur of the Participant’s attainment of normal retirement age, the date on which the Committee receives notice of the Participant’s death, or the date on which the Participant gives such consent.

(b)
For the period commencing on the Date of Severance and ending on the date a Participant attains normal retirement age (determined in the same manner as the determination of whether a Participant has retired), if a Participant’s vested Combined Account balance is $5,000 or less as of a Valuation Date, the Participant will receive a distribution of the value of the entire vested portion of such Combined Account balance and the nonvested portion will be treated as a forfeiture; provided, however, that this provision shall not be used to accelerate the final installment payment(s) of a series of installment payments.  For this purpose, if the value of a Participant’s vested Combined Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Combined Account balance immediately upon his Date of Severance.

(c)
In the event of a mandatory distribution greater than $1,000 payable in accordance with the provisions of Section 7.7(b), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.

7.8	Time When Distributions Must Commence

(a)
Unless a Participant elects otherwise, distribution shall commence not later than the 60th day following the close of the Plan Year in which the latest of the following occurs: (1) the Participant attains normal retirement age (as described in Code Section 401(a)(14)); (2) the tenth anniversary of the date on which the Participant commenced participation under this Plan; or (3) the Participant terminates employment with the Company and all Affiliates.

(b)
The requirements of this Section 7.8(b) shall take precedence over any inconsistent provisions of the Plan.  All distributions required under this Section 7.8(b) shall be determined and made in accordance with Treasury Regulations under Code Section 401(a)(9).  Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate (or did relate) to section 242(b)(2) of TEFRA.

(1)	The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as set forth in Section 7.8(b)(6)(E).

(2)	If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.8(b)(2), other than Section 7.8(b)(2)(A), will apply as if the surviving spouse were the Participant.

(E)
For purposes of this Section 7.8(b)(2) and Section 7.8(b)(5), unless Section 7.8(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 7.8(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.8(c)(2)(A).

(3)
Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first Distribution Calendar Year distributions will be made in accordance with Section 7.8(b)(4) and 7.8(b)(5) of this Section 7.8(b).

(4)	Required minimum distributions during a Participant’s lifetime shall be determined according to the following:

(A)	During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s Combined Account Balance by the distribution period in the “uniform lifetime table” set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Combined Account Balance by the number in the “joint and last survivor table” set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(B)
Required minimum distributions will be determined under this Section 7.8(b)(4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(5)	Required minimum distributions after the Participant’s death shall be determined in accordance with the following:

(A)
If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Combined Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)           The Participant’s remaining Life Expectancy is calculated usingthe age of the Participant in the year of death, reduced by one foreach subsequent year.

(ii)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)
If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Combined Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(C)
If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Combined Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 7.8(b)(5)(A).

(D)
If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(E)
If the Participant dies before the date distributions begin, the Participant’s spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.8(b)(2)(A), this Section 7.8(b)(5)(E) shall apply as if the surviving spouse were the Participant.

(6)	For purposes of this Section 7.8(b), the terms listed below shall be defined as follows:

(A)
Designated Beneficiary.  The individual who is designated as the Beneficiary in accordance with Section 1.8 and is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(B)
Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distribution calendar years beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar in which distributions are required to begin under Section 7.8(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of the distribution calendar year.

(C)	Life Expectancy. Life expectancy as computed by use of the

“single life table” in Treasury Regulations Section 1.401(a)(9)-9.

(D)
Participant’s Combined Account Balance.  The Combined Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Combined Account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Combined Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar.

(E)
Required Beginning Date.  April 1 of the calendar year next following the later of: (i) the calendar year in which the Participant attains age 70½ or (ii) the calendar year in which the Participant’s Date of Severance occurs

(“Required Commencement Date”); provided, however, that the Required Commencement Date of a Participant who is a five-percent owner (as defined in Code Section 416) of the Company or a Related Company is the calendar year in which the Participant attains age 70½.

7.9	Hardship

(a)
A Participant may apply in writing to the Plan Administrator for a distribution, due to financial hardship, of all or a part of the Participant’s Elective Account and ESOP Elective Account, excluding earnings thereon, and all or a part of the Participant’s Rollover Account (a “Hardship Distribution”).  A Hardship Distribution shall be made only if such distribution is necessary to alleviate an immediate and heavy financial need of the Participant as determined in accordance with Section 7.9(b) below, and is necessary to satisfy such financial need as determined in accordance with Section 7.9(c) below.  The determination by the Plan Administrator of the existence of an immediate and heavy financial need and of the amount necessary to meet such need shall be made in a nondiscriminatory and uniform manner.  The Plan Administrator shall not allow a Hardship Distribution to be made to a Participant unless the requirements of this Section 7.9 are satisfied.

(b)
The determination by the Plan Administrator of whether a Participant has an immediate and heavy financial need is to be made on the basis of all the relevant facts and circumstances, and must be for one of the reasons specified in subsections (1) – (6) below (and may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).  A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.  To receive a Hardship Distribution, a Participant must submit a completed application form provided by the Plan Administrator, any additional written documentation necessary to establish to the satisfaction of the Plan Administrator that such distribution is for:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(3)
Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the  Employee’s spouse, children, or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)); or

(4)	Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(5)	Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)); or

(6)
Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)	A Hardship Distribution made pursuant to this Section 7.9 will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if:

(1)
the distribution is not in excess of the amount of the Participant’s immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); and

(2)	the Participant has obtained all distributions (other than Hardship Distributions) and all nontaxable loans currently available under all plans maintained by the Company and any Related Company.

(d)	Notwithstanding any provision of the Plan or any other plan maintained by the Company or a Related Company to the contrary, a Participant who receives a Hardship Distribution shall not:

(1)
make Elective Contributions to the Plan and all other plans maintained by the Company or a Related Company for the Participant’s taxable year immediately following the taxable year of the Hardship Distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year, less the amount of the Participant’s Elective Contributions for the taxable year of the Hardship Distribution; and

(2)
be eligible to make any Elective Contributions or after-tax employee contributions to the Plan and all other plans maintained by the Company or a Related Company for a period of six months following the date of receipt of the Hardship Distribution, and shall enter into a legally enforceable, written agreement acknowledging same.  For this purpose, the term “all other plans” means all qualified and nonqualified plans of deferred compensation including, without limitation, stock option, stock purchase or similar plans and a cash or deferred arrangement that is part of a cafeteria plan (within the meaning of Section 125 of the Code), but excluding the mandatory employee contribution portion of a defined benefit plan and a health and welfare benefit plan, including such a plan that is part of a Code Section 125 cafeteria plan.

(e)
A Participant’s Hardship Distribution shall come from the Non-ESOP Component first and then only to the extent necessary from the ESOP Component.  To the extent made from the Non-ESOP Component, a Hardship Distribution shall be taken from the Investment Funds in which the Participant’s Elective Account is invested on a pro rata basis.  Hardship Distributions from the ESOP Component are subject to the approval of the ESOP Committee, pursuant to its uniform, nondiscriminatory policy for processing distributions and loans from the ESOP Component.

7.10	Inability to Locate Distributee

(a)
Notwithstanding any other provision of the Plan, in the event that the Company cannot locate any person to whom a payment or distribution is due under the Plan, and no other distributee has become entitled thereto pursuant to any provision of the Plan, the Combined Account in respect of which such payment or distribution is to be made shall be forfeited at the close of the third Plan Year following the Plan Year in which such payment or distribution first became due (but in all events prior to the time such Combined Account would otherwise escheat under any applicable State law); provided, that any Combined Account so forfeited shall be reinstated if such person subsequently makes a valid claim for such benefit.

(b)	Such reinstatement shall be provided by an additional contribution for the Plan Year in which such reinstatement is made.

(c)	Any amount forfeited under this Section 7.10 shall be applied to reduce the next succeeding Company contribution under Article 3.

7.11	Restrictions on In-Service Distributions

Notwithstanding any other provision of this Plan, amounts held by the Trustee may not be distributable to Participants earlier than upon Retirement, death, Disability, separation from service, or hardship.

7.12	Direct Rollovers

(a)
Notwithstanding any other provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article 7, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to one or more Eligible Retirement Plans specified by the Distributee in a Direct Rollover.

(b)	The following terms shall have the following meanings when used in this Section 7.12:

(1)
Eligible Rollover Distribution.  An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; Hardship Distributions; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)
Eligible Retirement Plan.  An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(3)
Distributee.  A “Distributee” includes an Employee or a former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(4)	Direct Rollover. A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.13	Qualified Domestic Relations Orders

Distributions may not be made to an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, from the ESOP Component before the earliest of the Participant’s (i) attainment of age fifty (50) or (ii) termination of employment.  If the Plan Administrator receives a domestic relations order that otherwise qualifies as a qualified domestic relations order under Section 414(p) of the Code, and such order provides for a distribution or series of distributions from the Non-ESOP Component that may commence to an alternate payee before the Participant attains the earliest retirement age under the Plan, or for an immediate lump-sum distribution, the Plan Administrator shall recognize the domestic relations order as a qualified domestic relations order and authorize payment of said distribution or distributions from the Non-ESOP Component.

ARTICLE 8:  ADMINISTRATION OF THE PLAN

8.1	Appointment of ESOP Committee

(a)
There is hereby authorized an ESOP Committee, which shall consist of not less than three members.  The Board of Directors of the Company shall appoint the members of the Committee.  Each member of the Committee may resign, or may be removed at any time by the Board of Directors of the Company (with or without cause), and, in the event of the removal, death or resignation of any member, his successor shall be appointed by the Board of Directors of the Company.  In the event that a vacancy or vacancies shall occur on the Committee, the remaining member or members shall act as the Committee until the Board of Directors of the Company fills such vacancy or vacancies.  The members of the Committee shall serve without compensation for their services as such members.

(b)
No person shall be ineligible to be a member of the Committee because he is, was or may become entitled to benefits under the Plan or because he is a director and/or officer of the Company or any Related Company; provided, that no member of the Committee shall participate in any determination by the Committee relating specifically to his own benefits under the Plan.

(c)	The members of the Committee shall serve without bond except to the extent required by applicable law.

8.2	Named Fiduciaries

(a)	Named Fiduciaries under the Plan shall be:

(1)
the Plan Administrator, who shall have authority to control and manage the operation and administration of the Plan, except with respect to those matters that under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Committee or the Trustee, and

(2)
the Committee, which shall be the named fiduciary with respect to the financial management of the Plan and the control or management of the assets of the Plan, except with respect to those matters that under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Plan Administrator or the Trustee.  Consistent with ERISA, the Committee may further delegate these duties, including without limitation, establishing separate subcommittees responsible for the financial management of the ESOP Component and the Non-ESOP Component.

(3)
Participants, with respect to the voting of Company Stock in their ESOP Accounts, as described in Section 14.1(a)(1), and with respect to the one-time election in Company Stock, as described in Section 6.4.

(b)	Reserved.

8.3	Allocation of Fiduciary and Other Responsibilities

(a)	Each Named Fiduciary (with the exception of Participants) shall have the right:

(1)	to allocate responsibilities (fiduciary or otherwise) among it and the other Named Fiduciary,

(2)	to designate individual members of the Committee to carry out responsibilities (fiduciary or otherwise) under the Plan, and

(3)	to designate persons other than such Named Fiduciaries to carry out responsibilities (fiduciary or otherwise) under the Plan.

(b)	Reserved.

8.4	Quorum and Voting; Procedures

(a)
A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  The Board of Directors of the Company shall select from among the Committee members a Chairman, and shall appoint (from its members or otherwise) a Secretary.

(b)
The Committee may act by vote or written consent of the majority of its members then in office and may establish its own procedures.  The Committee may authorize any one or more of its members or the Secretary or any designee of the Committee to sign and deliver any instrument, certificate or other paper or document on its behalf.

8.5	Service in Multiple Capacities

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

8.6	Powers and Authority

Each Named Fiduciary shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or actions of such Named Fiduciary in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

8.7	Powers of Plan Administrator

(a)	Without limiting the generality of the foregoing, the Plan Administrator shall have the power:

(1)	to make rules and regulations for the administration of the Plan that are not inconsistent with the terms and provisions of the Plan;

(2)	to construe all terms, provisions, conditions and limitations of the Plan;

(3)	to determine all questions arising out of or in connection with the provisions of the Plan or its administration in any and all cases in which he deems such a determination advisable; and

(4)
to establish a claims procedure in accordance with applicable law, which shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of the decision denying such claim.

(b)
In all instances, the Plan Administrator shall have complete discretionary authority to find facts, determine eligibility for participation and benefits under the Plan, and to construe and interpret all provisions of the Plan and all documents relating thereto including, without limitation, all disputed and uncertain terms.  All deference permitted by law shall be given to such findings, constructions, interpretations and determinations.

8.8	Powers of Committee

(a)	Without limiting the generality of the foregoing, the Committee shall have the power:

(1)
to establish and carry out, or cause to be established and carried out by those persons (including without limitation, any investment manager or trustee) to whom responsibility or authority therefore has been allocated or delegated in accordance with this Plan or the Trust Agreement, funding and investment policies and methods consistent with the objectives of the Plan and the requirements of ERISA.  For such purposes, such Committee shall, at a meeting duly called for the purpose, establish funding and investment policies and methods that satisfy the requirements of ERISA, and shall meet at least annually to review such policies and methods.  All actions taken with respect to such policies and methods and the reasons therefore shall be recorded in the minutes of the meetings of such Committee;

(2)
to appoint a trustee or trustees to hold the assets of the Plan, and who, upon acceptance of being appointed, shall have authority and discretion to manage and control the assets of the Plan, except to the extent that the authority to manage, acquire or dispose of assets of the Plan is delegated to one or more investment managers pursuant to paragraph (3) below; and

(3)	to appoint an investment manager or managers, as defined in Section 3(38) of ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

(b)	Reserved.

8.9	Advisors

Each Named Fiduciary (with the exception of the Participants), and any fiduciary designated by them pursuant to Section 8.3 above to whom such power is granted, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

8.10	Powers Not Exclusive

The foregoing list of powers is not intended to be either complete or exclusive, and each Named Fiduciary shall, in addition, have such powers as it may determine to be necessary for the performance of its duties under the Plan and the Trust Agreement.

8.11	Limitation of Liability; Indemnity

Except to the extent otherwise provided by law, if any duty or responsibility of a Named Fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such Named Fiduciary shall not be liable for any act or omission of such person in carrying out such duty or responsibility.  The Company shall indemnify and save each person who is a member of the Committee and each Employee or director of the Company or a Related Company, harmless against any and all loss, liability, claim, damage, cost and expense that may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever) to the fullest extent permitted under applicable law, except when same is judicially determined to be due to the gross negligence or willful misconduct of such person.

ARTICLE 9:  AMENDMENT OF THE PLAN

9.1	Amendment

(a)
Subject to the provisions hereinafter set forth, the Company reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of the Plan, provided however, that:

(1)
no modification or amendment may be made which by reason thereof will deprive any Participant or Former Participant or Beneficiary without his consent of any amounts theretofore credited to his Combined Account under the Plan; and

(2)
no such modification or amendment shall make it possible for any part of any funds contributed under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or Former Participants or Beneficiaries under the Plan, subject to subsection (b) below, or as otherwise may be required or permitted under applicable law.

(b)
Notwithstanding subsection (a) above, any modification or amendment of the Plan may be made, retroactively if necessary, that the Company deems necessary or appropriate to bring the Plan or Trust into conformity with governmental regulations that must be complied with in order to qualify the Plan, the Trust and contributions for tax exemption or deduction, or other applicable requirements of statute or governmental regulations.

ARTICLE 10:  TERMINATION OF THE PLAN; MERGER

10.1	Termination

(a)	The Company assumes no obligation to continue this Plan and specifically reserves the right at any time and for any reason deemed sufficient by it to discontinue this Plan and contributions under it.

(b)
Upon complete or partial termination of, or complete discontinuance of contributions under the Plan, the rights of all affected Participants to the amounts credited to their Combined Accounts shall be nonforfeitable, except to the extent required to preclude discrimination between Participants and classes of Participants.  In the case of a sale of all or a significant portion of the assets used by the Company or an Affiliate in a trade or business or of the sale of all or a significant portion of the Company’s or an Affiliate’s interest in a subsidiary, the Company, in its sole discretion, may elect to treat any similarly situated employees of such trade or business or such subsidiary as fully vested hereunder.

(c)
In the event of such termination, subject to the limitations set forth in Article 9, the Trustee(s) shall dispose of any and all funds held under the Plan by any Trustee in accordance with the written order of the Committee.  The Committee shall determine the amounts that are payable under the Plan to Participants or Former Participants or for administrative expenses of the Plan, and shall direct the Trustee to pay over any and all funds either directly to the persons certified by it to be entitled to receive such amounts, to an insurance company or companies for the purchase of annuity contracts or to the Company for distribution, or to hold such amounts for distribution at the time and in the manner provided for in Article 7.

10.2	Plan Merger

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

ARTICLE 11:  LIMITATION OF RIGHTS OF PARTICIPANTS, FORMER

PARTICIPANT & BENEFICIARIES

11.1	No Employment Rights

Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company.

11.2	Spendthrift Clause

(a)
Except as otherwise required or permitted by law, no interest, right or claim in or to any part of the Fund or any payment there from shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Company shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same.

(b)
Section 11.2(a) above shall apply to the creation, assignment or recognition of a right to any benefit payable pursuant to a domestic relations order, unless such order is determined by the Plan Administrator to be a “qualified domestic relations order” as defined in Section 414(p) of the Code.

(c)
Section 11.2(a) above shall not apply to the offset of a Participant’s benefit under the Plan of an amount the Participant is required to pay to the Plan pursuant to a criminal conviction, civil judgment or settlement agreement described in Section 401(a)(13)(C) of the Code.

11.3	Incompetents

If a Participant, Former Participant or Beneficiary to whom distributions shall be due under the Plan shall be or become incompetent, either physically or mentally, in the judgment of the Plan Administrator, the Plan Administrator shall have the right to determine to whom such distributions shall be made for the benefit of such Participant, Former Participant or Beneficiary.

11.4	Minors

If at any time a person entitled to receive any payment hereunder is a minor, such payment may be made for the benefit of such minor to his parent, guardian, or the person with whom he resides, or to the minor himself, and the release of any such parent, guardian, person or minor shall be valid and complete discharge for such payment.

11.5           Doubt as to Identity

In case at any time any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Plan Administrator shall be entitled to direct the Trustee to hold such sum in trust until such identity or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided.

11.6	Discharge of Liability

If the Plan Administrator or his delegate reasonably believes (taking into account any document purporting to be a valid consent of the Participant’s spouse, or any representation by the Participant that he is not married or any designation of beneficiary) that a distribution in respect of a Participant’s Combined Account is made to a person who properly qualifies as the Participant’s Beneficiary, the Plan shall have no further liability with respect to such Combined Account to the extent of the distribution.

ARTICLE 12:  TOP-HEAVY PROVISIONS

12.1	Application of Article 12

The following provisions of this Article 12 shall apply automatically in any Plan Year in which the Plan is determined to be Top-Heavy, and shall override any inconsistent provisions herein.  The determination of whether the Plan is a Top-Heavy Plan in any Plan Year, and the application of these provisions, shall be interpreted in accordance with the definitions set forth in Section 12.6 and Section 416 of the Code and the regulations there under.

12.2	Top-Heavy Determination

(a)
For purposes of this Article 12, the Plan is a Top-Heavy Plan with respect to a Plan Year if, as of the Determination Date for the Plan Year, (1) the Plan has a Top-Heavy Ratio greater than 60% and is not a member of a Required Aggregation Group, or (2) the Plan is a member of a Required Aggregation Group that has a Top-Heavy Ratio greater than 60%.

(b)	Notwithstanding Subsection (a) above, if the Plan is a member of a Permissive Aggregation Group with a Top-Heavy Ratio less than or equal to 60%, it shall not be considered to be a Top-Heavy Plan.

12.3	Reserved

12.4	Minimum Contributions

(a)
If the Plan is determined to be a Top-Heavy Plan for a Plan Year, minimum employer contributions (including forfeitures) shall be made, on behalf of each Participant who has not separated from service as of the end of the Plan Year and who is not a Key Employee, of not less than the lesser of the following percentage of annual Compensation for that Plan Year:

(1)	3%, or

(2)
the highest percentage at which employer contributions (including forfeitures and amounts contributed pursuant to a salary reduction agreement) are made under the Plan for the Plan Year on behalf of a Key Employee.

Matching Contributions may be counted toward any minimum contribution requirement under this Section 12.4

(b)
A Top-Heavy Plan shall not be treated as meeting the requirements of this Section 12.4 unless the Plan meets such requirements without taking into account any Social Security contributions or benefits.

(c)
Notwithstanding subsections (a) and (b) above, this Section 12.4 shall not apply to any Participant to the extent that such Participant is covered under any other qualified plan of the Company or a Related Company and such other plan provides the minimum allocation or benefit requirement applicable to Top-Heavy plans.

12.5	Reserved

12.6	Definitions

(a)	For purposes of this Article 12, the following terms shall have the following meanings:

(1)	“Determination Date” means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of the Plan Year.

(2)	“Key Employee” means any individual considered as such under Section 416(i)(1) of the Code.

(3)
“Permissive Aggregation Group” means each plan in the Required Aggregation Group and any other qualified plan or plans maintained by the Company or a Related Company if such group of plans, when considered together, would meet the requirements of Sections 401(a)(4) and 410 of the Code.  A terminated plan of the Company is treated like any other plan of the Company for this purpose if it was maintained within the last five years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of a Required Aggregation Group for such Plan Year.

(4)
“Required Aggregation Group” means, with respect to a Plan Year for which a determination is being made, (1) this Plan, (2) each other qualified plan of the Company and any Related Company in which at least one Key Employee is a participant and (3) any other qualified plan of the Company or any Related Company that enables any plan described in items (1) and (2) above to meet the requirements of Section 401(a)(4) or 410 of the Code.  A terminated plan of the Company is treated like any other plan of the Company for this purpose if it was maintained within the last five years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of a Required Aggregation Group for such Plan Year.

(5)
“Top-Heavy Ratio” means, with respect to the plans taken into consideration, a fraction, the numerator of which is the sum of the Key Employees’ account balances under the applicable defined contribution plans and the present value of the Key Employees’ accrued benefits under the applicable defined benefit plans, and the denominator of which is the sum of all participants’ account balances under the applicable defined contribution plans and the present value of all participants’ benefits under the applicable defined benefit plans.  Both the numerator and the denominator of this fraction are adjusted so as to include in-service distributions made in the plan year containing the Determination Date or in the four preceding plan years and in the case of defined contribution plans, any contributions due but unpaid as of the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan that if it had not been terminated would have been included in the Required Aggregation Group.  The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date.  The account balances and accrued benefits of an individual who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  When more than one plan is being considered, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.  Present values shall be based on reasonable actuarial assumptions as to interest and mortality.  Solely for the purpose of determining if the Plan, or any other plan included in an aggregation group of which this Plan is a part, is top-heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or a Related Company or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.  In all instances, the calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Section 416 of the Code and the regulations there under, as may be amended.

(b)	Reserved.

ARTICLE 13:  RIGHTS, RESTRICTIONS, AND OPTIONS ON COMPANY STOCK

13.1	Right of First Refusal

Subject to the provisions of the last sentence of this Section, shares of Company Stock distributed to Participants shall be subject to a “Right of First Refusal.”  The Right of First Refusal shall provide that, prior to any subsequent transfer, the Participant (or the Participant’s Beneficiary) must first make a written offer of such Company Stock to the Trust and to the Company at the then fair market value of such Company Stock, as determined by an Independent Appraiser.  The Trust shall have the first priority to exercise the right to purchase the Company Stock, and then the Company shall have second priority to exercise the right.   A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Company Stock for this purpose, unless the value per share, as determined by the Independent Appraiser as of the Valuation Date at the end of the immediately preceding Plan Year, is greater.  The Company and the Trust shall have a total of 14 days (from the date the offer is first received by the Company or the Trust) to exercise the Right of First Refusal on the same terms offered by the prospective buyer.  A Participant (or the Participant’s Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock.  No Right of First Refusal shall be exercisable by reason of any of the following transfers:

(a)	The transfer upon disposition of any such shares by any legal representative, heir or legatee, but the shares shall remain subject to the Right of First Refusal; or

(b)
The transfer while Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

13.2	Put Option

The Company shall issue a “Put Option” to each Participant (or each Participant’s Beneficiary) who receives a distribution of Company Stock if, at the time of such distribution, Company Stock is not then readily tradable on an established market, as defined in Section 409(h) of the Code and the regulations thereunder.  The Put Option shall permit the Participant (or the Participant’s Beneficiary) to sell such Company Stock at its then fair market value, as determined by an Independent Appraiser in accordance with the provisions of Section 6.9, to the Company after the date the Company Stock is distributed to the Participant (or the Participant’s Beneficiary).  If the Company’s charter or by-laws restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust or the Company has elected to be taxed as an ‘S corporation’ under Code Section 1361, then shares of Company Stock distributed to or for the benefit of a Participant (or his Beneficiary) must be immediately sold to the Company in accordance with Section 7.4.

13.3	Share Legend; Other Restrictions

Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws and the provisions of this Article 14.

Except as otherwise provided in this Section, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

13.4	Nonterminable Rights

The provisions of this Article 14 are nonterminable, and shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

ARTICLE 14:  VOTING AND TENDERING OF STOCK

14.1	Voting of Company Stock

(a)	The voting of Company Stock held in the Trust shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

(1)
With respect to any corporate matter that involves the voting of Company Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions that may be prescribed by regulation (and, if the Company has a registration-type class of securities, all other shareholder voting issues), each Participant may be entitled to direct the Trustee as to the exercise of any shareholder voting rights attributable to shares of Company Stock then allocated to his ESOP Accounts, but only to the extent required by Sections 401(a)(22) and 409(e)(3) of the Code and the regulations there under. For purposes of the foregoing sentence, each Participant shall be a Named Fiduciary of the Plan as described in Section 402(a)(2) of ERISA.  The Committee shall have the sole responsibility for determining when a corporate matter has arisen that involves the voting of Company Stock under this provision.  If a Participant is entitled to so direct the Trustee, all allocated Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions, provided that the Trustee may vote the shares as it determines is necessary to fulfill his fiduciary duties under ERISA.  The Trustee shall vote any shares as to which no voting instructions have been received at the direction of the Committee, subject to his fiduciary duties under ERISA.

(2)	In all other circumstances, the Trustee shall vote all shares of Company Stock as directed by the Committee.

14.2	Tendering of Company Stock

(a)	The tendering of Company Stock held in the Trust shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

(1)
In the event of a tender offer or other offer to purchase shares of Company Stock held by the Trust, the Trustee shall tender or sell the shares as directed by each Participant (or, if applicable, designated Beneficiary or alternate payee) with respect to shares of Company Stock then allocated to his ESOP Accounts, subject to the fiduciary duties under ERISA.  In all other circumstances, the Trustee shall tender or exchange shares of Company Stock as directed by the ESOP Committee.  In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the Plan Administrator, including the names and current addresses of Participants, the number of shares of Company Stock allocated to their ESOP Accounts, and the number of shares of Company Stock held by the Trustee (if any) that have not yet been allocated.

ARTICLE 15:  MISCELLANEOUS

15.1	Severability

If any provision of the Plan is held invalid or unenforceable, its validity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if such provisions had not been included therein.

15.2	Captions

The captions contained herein and the table of contents, if any, prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or interest of the Plan nor in any way shall affect the Plan or the construction of any provision thereof.

15.3	Construction

The Plan shall be construed and enforced in accordance with the laws of the State of Wisconsin

(without regard to its conflict of laws provisions), except to the extent that such laws are preempted by Federal law.

*  *  *  *  *